UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VIVINT SMART HOME, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11

Letter from Our Chairman and CEO

April 15, 2022

Dear Stockholder:

Please join us for Vivint Smart Home, Inc.’s Annual Meeting of Stockholders on Wednesday, June 1, 2022, at 9:00 a.m., Mountain Time. Due to the public health impact of the ongoing coronavirus pandemic (COVID-19) and to support the health and well-being of our stockholders and associates, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/VVNT2022.

We are also pleased to be using the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of the Annual Meeting.

In accordance with this rule, we sent a Notice of Internet Availability of Proxy Materials on or about April 15, 2022, to our stockholders of record as of the close of business on April 4, 2022. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. We urge you to read the accompanying materials regarding the matters to be voted on at the Annual Meeting and to submit your voting instructions by proxy.

Whether or not you plan to attend the Annual Meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the internet at the Annual Meeting. We encourage you to vote by proxy on the Internet, by telephone or by proxy card even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of Vivint Smart Home, Inc.

Sincerely,

David F. D’Alessandro Chairman of the Board of Directors	David H. Bywater Chief Executive Officer

Notice of Annual Meeting of Stockholders

Annual Meeting Information

Date and Time:	9:00 a.m., Mountain Time, on Wednesday, June 1, 2022

Virtual Location:

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VVNT2022.

You will need to have your 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting.

Items of Business:	1. To elect the director nominees listed in the Proxy Statement.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.

3. To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date:	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 4, 2022. A list of the stockholders of record at the close of business on April 4, 2022, will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/VVNT2022 when you enter your 16-Digit Control Number.

Voting by Proxy:	To ensure your shares are voted, you may vote your shares by proxy over the Internet, by telephone or by mail. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Garner B. Meads, III
Chief Legal Officer and Secretary April 15, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, June 1, 2022: The Notice of Internet Availability, this Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com. A list of the stockholders of record at the close of business on April 4, 2022, will also be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/VVNT2022.

Notice of Annual Meeting of Stockholders

Proxy Voting Methods

If at the close of business on April 4, 2022, you were a stockholder of record, you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares over the Internet, by telephone or by mail, or you may vote via the Internet at the Annual Meeting. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

If you are a stockholder of record, your Internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on May 31, 2022, to be counted.

To vote by proxy if you are a stockholder of record:

BY INTERNET

•  Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•  You will need the 16-Digit Control Number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•  From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•  You will need the 16-Digit Control Number included on your proxy card in order to vote by telephone.

BY MAIL

•  Mark your selections on the proxy card if you have received a paper copy of the proxy.

•  Date and sign your name exactly as it appears on your proxy card.

•  Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

General Information

VIVINT SMART HOME, INC.

4900 North 300 West

Provo, Utah 84604

Telephone: (801) 377-9111

PROXY STATEMENT

Annual Meeting of Stockholders

June 1, 2022

Why am I being provided with these materials?

We sent a notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 15, 2022, to our stockholders of record entitled to vote at the Annual Meeting. All stockholders have the ability to access the proxy materials online and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found on the Notice. We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Vivint Smart Home, Inc. (“we,” “our,” “us,” “Vivint Smart Home” and the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 1, 2022, at 9:00 a.m. Mountain Time (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. This year’s Annual meeting will be a completely “virtual” meeting of stockholders. You are invited to attend the virtual Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VVNT2022.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.

•	Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers.

Who is entitled to vote?

Stockholders as of the close of business on April 4, 2022 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 212,561,154 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and “broker non-votes” that are present and entitled to vote are counted for purposes of determining a quorum.

2022 Proxy Statement	1

General Information

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How many votes are required to approve each proposal?

Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

For any other proposal being considered at the Annual Meeting, under our Bylaws, approval of the proposal requires a majority of the of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

It is important to note that the proposals to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022 (Proposal No. 2) and to approve the compensation of our named executive officers (Proposal No. 3) are non-binding and advisory. While the ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm. While the vote on executive compensation is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 2) and the approval of the compensation of our named executive officers (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

For each of Proposal Nos. 2 and 3, abstentions will count as votes “AGAINST” the proposal. For Proposal No. 3, broker non-votes will have no effect on the outcome of the proposals.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

2

General Information

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

•

By Internet—If you have internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-Digit Control Number included on your proxy card in order to vote by internet.

•

By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-Digit Control Number included on your proxy card in order to vote by telephone.

•

By Mail—If you have received a printed copy of the proxy materials by mail, you may vote by mail by indicating your vote, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 31, 2022, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than May 31, 2022.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Annual Meeting?

This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/VVNT2022. If you virtually attend the Annual Meeting you can vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VVNT2022. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:

•	Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VVNT2022;

•	Assistance with questions regarding how to attend and participate via the internet will be provided at www.virtualshareholdermeeting.com/VVNT2022 on the day of the Annual Meeting;

•	Stockholders may vote and submit questions while attending the Annual Meeting via the internet; and

•

You will need your 16-Digit Control Number that is included in your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy in advance over the internet, by telephone or mail so that your vote will be counted if you do not vote at the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

In light of the uncertainty and public health concerns due to the ongoing COVID-19 pandemic and to support the health and well-being of our stockholders and associates, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.

2022 Proxy Statement	3

General Information

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	provide stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting to ensure thoughtful responses from management and the Board;

•	provide stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting, without discrimination.

What does it mean if I receive more than one Notice or proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card or, if you vote by internet or telephone, vote once for each Notice or proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than May 31, 2022;

•	voting by internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 31, 2022;

•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than May 31, 2022; or

•	attending the virtual Annual Meeting and voting via the internet.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

4

Proposal No. 1—Election of Directors

Our Amended and Restated Certificate of Incorporation provides for a classified board of directors divided into three classes. As announced earlier this year, Bruce McEvoy, a former Class III Director and member of the Compensation Committee delivered his resignation to the Company and was replaced by Michael J. Staub. Accordingly, Michael J. Staub, Paul S. Galant and Jay D. Pauley constitute a class with a term that expires at our annual meeting of stockholders in 2022 (the “Class III Directors”); Todd R. Pedersen, David F. D’Alessandro and Joseph S. Tibbetts, Jr. constitute a class with a term that expires at our annual meeting of stockholders in 2023 (the “Class I Directors”); and Peter F. Wallace, Barbara J. Comstock and David H. Bywater constitute a class with a term that expires at our annual meeting of stockholders in 2024 (the “Class II Directors”).

Upon the recommendation of the Nominating and Corporate Governance Committee, the full Board of Directors has considered and nominated each of the following nominees for a three-year term expiring in 2025: Michael J. Staub, Paul S. Galant and Jay D. Pauley. Action will be taken at the Annual Meeting for the election of these Class III nominees.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement intend to vote the proxies held by them for the election of each of Michael J. Staub, Paul S. Galant and Jay D. Pauley. If any of these nominees cease to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2022

The following information describes the offices held, other business directorships and the term of service of our director nominees. Beneficial ownership of equity securities of each of our director nominees is shown under “Ownership of Securities” below.

Class III—Nominees for Term Expiring in 2025

Paul S. Galant Director since: 2020 Age: 54 Committee Membership: • Audit • Nominating and Corporate Governance

Mr. Galant has served as a Director of Vivint Smart Home since January 2020. Mr. Galant previously served as a Director of Legacy Vivint Smart Home from October 2015 to January 2020. Mr. Galant currently serves as an Operating Partner of Churchill Capital. Prior to that, Mr. Galant served as Chief Executive Officer of Brightstar Corp., a leading mobile services company for managing devices and accessories and subsidiary of SoftBank Group Corp., and he has served as an Operating Partner of SoftBank. Prior to joining Brightstar, Mr. Galant was the Chief Executive Officer of VeriFone Systems, Inc., and a member of VeriFone’s board of directors, since October 2013. Prior to joining Verifone, Mr. Galant served as the CEO of Citigroup Inc.’s Enterprise Payments business since 2010. In this role, Mr. Galant oversaw the design, marketing and implementation of global B2C and C2B digital payments solutions. From 2009 to 2010, Mr. Galant served as CEO of Citi Cards, heading Citigroup’s North American and International Credit Card and Merchant Acquiring businesses. From 2007 to 2009, Mr. Galant served as CEO of Citi Transaction Services, a division of Citi’s Institutional Clients Group. From 2002 to 2007, Mr. Galant was the Global Head of the Cash Management business, one of the largest processors of payments globally. Mr. Galant joined Citigroup, a multinational financial services corporation, in 2000. Prior to joining Citigroup, Mr. Galant held positions at Donaldson, Lufkin & Jenrette, Smith Barney, and Credit Suisse. Mr. Galant also brings broad financial industry experience from his time as chairman of the NY Federal Reserve Bank Payments Risk Committee and chairman of The Clearing House Secure Digital Payments LLC. Mr. Galant was on the board of directors of Conduent Incorporated, a leading provider of diversified business services with leading capabilities in transaction processing, automation and analytics. Mr. Galant holds a B.S. in Economics from Cornell University where he graduated a Phillip Merrill Scholar.

2022 Proxy Statement	5

Proposal No. 1—Election of Directors

Jay D. Pauley Director since: 2020 Age: 44 Committee Membership: • None

Mr. Pauley has served as a Director of Vivint Smart Home since January 2020. Mr. Pauley previously served as a Director of Legacy Vivint Smart Home from October 2015 to January 2020. Mr. Pauley is a Managing Director at Summit Partners, which he joined in 2010. Prior to joining Summit Partners, Mr. Pauley was Vice President at GTCR, a private equity firm, and an associate at Apax Partners, a private equity and venture capital firm. Before that, he worked for GE Capital. Mr. Pauley currently serves on the boards of directors of numerous private companies and has formerly served as a director of Vivint Solar. Mr. Pauley holds a B.S. from Ohio State University and an MBA from the Wharton School at the University of Pennsylvania.

Michael J. Staub Director since: 2022 Age: 38 Committee Membership: • Compensation

Mr. Staub has served as a director of Vivint Smart Home since February 2022. Mr. Staub is a Managing Director in Blackstone’s Private Equity Group and focuses on investments in the Business Services, Leisure and Transportation & Logistics sectors. Since joining Blackstone in 2014, Mr. Staub has been involved with Blackstone’s investments in AlliedBarton, GCA Services, Lendmark, Merlin Entertainments, RGIS, SERVPRO and Vivint. He currently serves as a director of SERVPRO and previously served as a director of Lendmark and RGIS. Before joining Blackstone, Mr. Staub was an associate at Fortress Investment Group, where he evaluated and executed private equity investments across several industries. Prior to that, he worked at Falconhead Capital and in investment banking at Merrill Lynch & Co. Mr. Staub received a B.S. in Business Administration from Ithaca College, where he graduated summa cum laude, and an MBA from the Wharton School of the University of Pennsylvania, where he graduated with honors.

Your board of directors recommends that you vote “FOR” the election of each of the director nominees named above.

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Proposal No. 1—Election of Directors

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships, the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Securities” below.

Class I—Directors Whose Term Expires in 2023

Todd R. Pedersen Director since: 2020 Age: 53 Committee Membership: • None

Mr. Pedersen has served as a Director of Vivint Smart Home since January 2020. Mr. Pedersen founded Legacy Vivint Smart Home in 1999 and served as Legacy Vivint Smart Home’s President, Chief Executive Officer and Director. In February 2013, Mr. Pedersen relinquished his title as Legacy Vivint Smart Home’s President. Mr. Pedersen served as our Chief Executive Officer until stepping down in June 2021. In 2011, Mr. Pedersen founded Vivint Solar and served as its Chief Executive Officer from August 2011 through January 2013. Mr. Pedersen was formerly a director of Vivint Solar. Mr. Pedersen currently serves on the board of directors of Entrata, Inc., a Utah technology services company. Mr. Pedersen was recently inducted into the Silicon Slopes Hall of Fame in February 2022 and has previously been named the Ernst & Young Entrepreneur of the Year in 2010 in the services category for the Utah Region. Mr. Pedersen attended Brigham Young University.

David F. D’Alessandro Director since: 2020 Age: 71 Committee Membership: • Compensation (Chair) • Nominating and Corporate Governance

Mr. D’Alessandro has served as a Director of Vivint Smart Home and the Chairman of our Board of Directors since January 2020. Mr. D’Alessandro previously served as a Director of Legacy Vivint Smart Home from July 2013 to January 2020. Mr. D’Alessandro serves on the boards of directors of several private companies. From 2010 to September 2017, Mr. D’Alessandro also served as chairman of the board of directors of SeaWorld Entertainment, Inc. and has formerly served as a director of Vivint Solar, Inc. He served as chairman, president and chief executive officer of John Hancock Financial Services, Inc. from 2000 to 2004, having served as president and chief operating officer of the same entity from 1996 to 2000, and guided it through a merger with ManuLife Financial Corporation in 2004. Mr. D’Alessandro served as president and chief operating officer of ManuLife in 2004. He is a former partner of the Boston Red Sox. A graduate of Syracuse University, he holds honorary doctorates from three universities and served as vice chairman and a trustee of Boston University.

2022 Proxy Statement	7

Proposal No. 1—Election of Directors

Joseph S. Tibbetts, Jr. Director since: 2020 Age: 69 Committee Membership: • Audit (Chair)

Mr. Tibbetts has served as a Director of Vivint Smart Home since January 2020. Mr. Tibbetts previously served as a Director of Legacy Vivint Smart Home from October 2015 to January 2020. From March 2017 to March 2018, Mr. Tibbetts served as the interim chief financial officer of Acquia Corporation, a private company that is a leading provider of cloud-based, digital experience management solutions. Prior to that Mr. Tibbetts served as the senior vice president and chief financial officer of Publicis Sapient, a digital consulting company and part of Publicis Group SA, from February 2015, when Publicis acquired Sapient Corporation, to September 2015. Prior to that Mr. Tibbetts served as senior vice president and global chief financial officer of Sapient Corporation from October 2006 to February 2015. He began serving as Sapient Corporation’s treasurer in December 2012 and was reappointed as Sapient Corporation’s chief accounting officer in June 2013, a role he previously held from 2009 to 2012. In addition to being Sapient Corporation’s chief financial officer, Mr. Tibbetts also served as Sapient Corporation’s managing director- SapientNitro Asia Pacific. Prior to joining Sapient Corporation, Mr. Tibbetts was the chief financial officer of Novell, Inc., a software and services company, from February 2003 to June 2006 and, prior to that, he held a variety of senior financial management positions at Charles River Ventures, Lightbridge, Inc., and SeaChange International, Inc. Mr. Tibbetts was also formerly a partner with Price Waterhouse LLP. Mr. Tibbetts formerly served as a director of Vivint Solar. Mr. Tibbetts holds a B.S. in business administration from the University of New Hampshire.

Class II— Directors Whose Term Expires in 2024

Peter F. Wallace Director since: 2020 Age: 47 Committee Membership: • Compensation • Nominating and Corporate Governance (Chair)

Mr. Wallace has served as a Director of Vivint Smart Home since January 2020. Mr. Wallace previously served as a Director of Legacy Vivint Smart Home from November 2012 to January 2020. Mr. Wallace is a Senior Managing Director and Global Head of Core Private Equity for Blackstone. Since joining Blackstone in 1997, Mr. Wallace has led or been involved in Blackstone’s investments in Alight Solutions, AlliedBarton Security Services, Allied Waste, American Axle & Manufacturing, Centennial Communications, Centerplate (formerly Volume Services America), CommNet Cellular, Chamberlain Group, GCA Services, Encore Global, International Data Group, LocusPoint Networks, Merlin Entertainments, Michaels Stores, New Skies Satellites, Outerstuff, Ltd., Pinnacle Foods/Birds Eye Foods, PSAV, PSSI, SeaWorld Parks & Entertainment (formerly Busch Entertainment Corporation), Service King, Servpro, Sirius Satellite Radio, Tradesmen International, Universal Orlando, Vivint Smart Home, Vivint Solar, Inc. (“Vivint Solar”) and the Weather Channel. He currently serves on the Board of Directors of Alight Solutions Chamberlain Group, Encore Global, International Data Group, Merlin Entertainments, PSSI, Service King, Servpro, Tradesmen International, and Vivint. Mr. Wallace has also formerly served as a director of Vivint Solar, including as chairman from March 2014 through October 2020. Mr. Wallace is a trustee of Children’s Aid Society, one of America’s oldest and largest children’s nonprofits. Mr. Wallace received a BA from Harvard College, where he graduated magna cum laude.

8

Proposal No. 1—Election of Directors

David H. Bywater Director since: 2021 Age: 52 Committee Membership: • None

Mr. Bywater is our Chief Executive Officer and also serves as one of our Directors. Mr. Bywater was named our Chief Executive Officer in June 2021 after serving as the CEO of Vivint Solar from May 2016 to April 2020. He also served on the board of directors for Sunrun, a residential solar panel company. Previously, Mr. Bywater served as chief operating officer for Legacy Vivint Smart Home where he was responsible for customer operations, human resources, field service, and supply chain. Before Vivint, Mr. Bywater spent 10 years at Affiliated Computer Services (ACS) where he was responsible for the management of several business units, encapsulating more than 60 different companies. During this time, he also served as an executive vice president and corporate officer for Xerox, a subsidiary of ACS, and was the chief operating officer for its State Government Services business. Before Xerox, Mr. Bywater worked as senior manager at Bain & Company where he worked with global clients, primarily in the technology, transportation, and data information industries. Mr. Bywater currently serves on the board of directors for Mariani, a portfolio company of CI Capital Partners LLC. Mr. Bywater holds a bachelor’s degree in economics from Brigham Young University and an MBA from Harvard Business School.

Barbara J. Comstock Director since: 2021 Age: 62 Committee Membership: • Audit

Ms. Comstock has served as a Director of Vivint Smart Home since July 2021. She currently serves as a senior adviser at Baker Donelson, a law firm, advising clients on public policy and communications issues with respect to federal and state matters. She is also a fellow at the American University Sine Institute, the founder of the Barbara Comstock Program for Women in Leadership at George Mason University’s Schar School of Policy and Government, an ABC News contributor, a board member of Trustar Bank, a community bank based in Virginia, a board member of two political action committees focused on Republican women (VIEWPac and Winning4Women) and a board member of the Republican State Legislative Council, which funds state legislative, lieutenant governor and other state office races. Ms. Comstock has also recently served as a fellow at the University of Southern California Center for the Political Future and a visiting fellow at the University of Virginia and the Harvard Institute of Politics. From 2015 to 2019, Ms. Comstock served as a member of the United States House of Representatives, representing the 10th district of Virginia. Prior to that, from 2010 to 2015, she served as a member of the Virginia General Assembly. Ms. Comstock founded Corallo Comstock, a public policy communications firm, in 2006 and was a senior partner at Blank Rome Government Relations and Blank Rome LLP, a law firm, from 2003 to 2006. Prior to that, she was the Director of the Office of Public Affairs at the U.S. Department of Justice from 2001 to 2003, the Director of the Office of Research and Strategy of the Republican National Committee from 1999 to 2001, the Chief Counsel of the House Government Reform and Oversight Committee from 1995 to 1999 and a member of the senior staff of the office of Congressman Frank Wolf from 1990 to 1995. Ms. Comstock earned a B.A., with honors, from Middlebury College and a JD from Georgetown University Law Center.

2022 Proxy Statement	9

The Board of Directors and Certain Governance Matters

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “—Communications with the Board” below.

The Merger

On January 17, 2020, the Company consummated the previously announced merger (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated September 15, 2019, by and among the Company, Maiden Merger Sub, Inc., a subsidiary of the Company (“Merger Sub”), and Legacy Vivint Smart Home, Inc. (“Legacy Vivint Smart Home”), as amended by Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment” and as amended, the “Merger Agreement”), dated as of December 18, 2019, by and among the Company, Merger Sub and Legacy Vivint Smart Home. In connection with the Merger, the name of the Company was changed from “Mosaic Acquisition Corp.” to “Vivint Smart Home, Inc.” All references herein to “Mosaic” are to the Company prior to the Merger.

Exit from Controlled Company Status

As of February 2022, we no longer qualify as a “Controlled Company” under the NYSE corporate governance standards as a result of no individual, group or company holding more than 50% of the voting power of our outstanding capital stock. Under the NYSE’s transition rules for companies which no longer qualify for “controlled company” status (i) a majority of the members of the Compensation and Nominating and Corporate Governance Committees must be independent within 90 days after the loss of “controlled company” status; and (ii) a majority of the Board must be independent and all members of the Compensation and Nominating and Corporate Governance Committees must be independent within one year of the loss of “controlled company” status. Our Audit Committee, Compensation Committee, and Nominating and Governance Committee are fully independent and, we have a majority of independent directors on our Board of Directors.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless our Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries.

Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board of Directors has affirmatively determined that each of Messrs. D’Alessandro, Galant, Pauley, Staub, Tibbetts and Wallace and Ms. Comstock is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Messrs. Galant, Pauley and Tibbetts and Ms. Comstock is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. D’Alessandro, Staub and Wallace is “independent” for purposes of Section 10C(a)(3) of the Exchange Act. In making its independence determinations, our Board of Directors considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

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The Board of Directors and Certain Governance Matters

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition, diversity of backgrounds and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. With respect to Ms. Comstock, who was appointed to the board in July 2021, she was recommended to the Nominating and Corporate Governance Committee by a third-party search firm. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In recommending that, or determining whether, members of the Board should stand for re-election, the Nominating and Corporate Governance Committee also may assess the contributions of incumbent directors in the context of the Board evaluation process and other perceived needs of the Board.

In addition, the Stockholders Agreement (as defined and described further under “Transactions with Related Persons—Stockholders Agreement”) provides that Blackstone has the right to nominate to our Board of Directors a number of designees approximately equal to the percentage of our Class A common stock entitled to vote generally in the election of directors as collectively beneficially owned by 313 Acquisition LLC (“313 Acquisition”), Blackstone and their respective affiliates (collectively, the “313 Acquisition Entities”). In addition, Fortress Investment Group LLC (“Fortress”) has the right to nominate to our Board of Directors one director so long as Fortress beneficially owns at least 50% of the shares of our Class A common stock it owned immediately following the consummation of the Merger; provided that the Fortress designee must be (A) Andrew McKnight, (B) Max Saffian or (C) another senior employee or principal of Fortress who is acceptable to a majority of the members of the Board of Directors. Under the Stockholders Agreement, Summit Partners, L.P. (“Summit”) has the right to nominate one director to our Board of Directors so long as the Summit Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of our Class A common stock they owned immediately following the consummation of the Merger. Currently, we have two directors on our Board who are current employees of Blackstone and who were recommended by Blackstone as director nominees pursuant to the Stockholders Agreement (Messrs. Staub and Wallace), and we have one director on our Board who was designated by Summit (Mr. Pauley). The provisions of the Stockholders’ Agreement regarding the nomination of directors will remain in effect until Blackstone is no longer entitled to nominate a director to our Board of Directors, unless Blackstone requests that they terminate the Stockholders’ Agreement at an earlier date.

When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our Board of Directors considered the following important characteristics:

•

Mr. Pedersen’s extensive knowledge of our industry and significant experience, as well as his insights as our original founder. Mr. Pedersen has played a critical role in our successful growth since our founding and has developed a unique and unparalleled understanding of our business.

•

Ms. Comstock’s extensive leadership and management experience in state and federal government, the media, law, business, and philanthropy, as well as her experience working closely with senior leaders across a wide range of industries on a bi-partisan basis throughout her career.

•	Mr. Bywater’s significant business and leadership experience across several consumer-facing technology companies, including as the Chief Executive Officer of Vivint Solar, Inc.

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The Board of Directors and Certain Governance Matters

•

Mr. D’Alessandro’s extensive business and leadership experience, including as Chairman, President and Chief Executive Officer of John Hancock Financial Services, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•

Mr. Galant’s significant business and leadership experience, including as the Chief Executive Officer of Citigroup’s Enterprise Payments business, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the board of directors of VeriFone Systems.

•

Mr. Staub’s significant financial and investment experience, including as a Managing Director in the Private Equity Group at Blackstone, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of other companies.

•

Mr. Pauley’s significant financial expertise and business experience, including as a Managing Director at Summit Partners, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•

Mr. Tibbetts’ significant financial expertise and business experience, including as Senior Vice President and Chief Financial Officer of Sapient Corporation and 20 years at Price Waterhouse LLP (now PricewaterhouseCoopers LLP) including his experience as an Audit Partner and National Director of the firm’s Software Services Group, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

•

Mr. Wallace’s significant financial expertise and business experience, including as a Senior Managing Director in the Private Equity Group at Blackstone, as well as his familiarity with board responsibilities, oversight and control resulting from serving on the boards of directors of public companies.

This process resulted in the Board’s nomination of each of the three incumbent Class III directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis as director candidates recommended by current directors, management or other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Vivint Smart Home, Inc., 4931 North 300 West, Provo, Utah 84604. All recommendations for nomination received by the Secretary that satisfy the requirements in our Bylaws relating to director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2023 Annual Meeting.”

Board Structure

Our Board of Directors is led by Mr. D’Alessandro, our Chairman. The Chief Executive Officer position is separate from the Chairman position. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, Mr. D’Alessandro serves as Chairman, while Mr. Bywater serves as our Chief Executive Officer. Our Board of Directors believes this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. D’Alessandro’s attention to Board of Directors and committee matters allows Mr. Bywater to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Our Chairman, Mr. D’Alessandro, presides at the executive sessions.

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The Board of Directors and Certain Governance Matters

Communications with the Board

As described in our Corporate Governance Guidelines, stockholders or other interested parties who would like to communicate with, or otherwise make their concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees, any then-serving lead director or the director designated by the non-management or independent directors as the presiding director, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Company’s Chief Legal Officer, 4931 North 300 West, Provo UT 84604, who will forward such communications to the appropriate party.

Corporate Responsibility Overview

Vivint Smart Home is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation, and support delivered by our Smart Home Pros, as well as 24/7 customer care and monitoring. Our mission is to redefine the home experience with intelligently designed products and services to create a smarter, greener, safer home that saves our customers money every month. Our brand name, Vivint, represents “to live intelligently,” and our solutions help our subscribers do just that.

Vivint is committed to transparency, engagement, and consistent communication of our Environmental, Social & Governance (“ESG”) strategies and programs. We believe that our emphasis on ESG priorities can help drive sustainable business practices that are crucial to our long-term growth. Our Board has formal oversight responsibility for our sustainability programs and policies through its Nominating and Corporate Governance Committee and regularly reviews our ESG strategy, policies, and practices. Our ESG areas of focus include: (1) Environment, (2) Social Capital, (3) Human Capital, (4) Business Model & Innovation, and (5) Leadership & Governance.

Vivint’s Five ESG Pillars

Environment

Vivint is committed to responsible ESG practices that include climate change resilience, conservation of natural resources, pollution prevention, and reduction of waste. We are committed to creating environmental awareness among our stakeholders – encouraging them to reduce their carbon footprint, manage waste properly, and recycle. Vivint’s commitment to Energy Management begins at the corporate level. Our commitment includes procedures for reducing the waste we send to landfills, purchasing environmentally responsible products, and reducing water consumption.

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The Board of Directors and Certain Governance Matters

Social Capital

We know that Social Capital is vital to driving positive change and improving the lives of our stakeholders. Vivint therefore measures success not only in financial terms, but also in terms of the ongoing support of our customers and the communities we serve.

At Vivint, we realize that security is more than just motion sensors, doorbell cameras, user privileges, and password policies. It is a multidimensional business imperative, especially as it pertains to protecting confidential data. Our compliance and risk management teams oversee compliance with applicable laws and regulations and coordinate with subject-matter experts throughout the business to identify, monitor, and mitigate risks including information security risk management and cyber defense programs. These teams maintain robust testing programs and regularly provide updates to the Board. Our policies and procedures are based on various industry best practices, standards, and frameworks including, but not limited to, NIST, CIS, UL, and IoTSF and are supported by senior management. They outline the roles and responsibilities for employees and allow the Company to take disciplinary action for violation of the policies, up to and including termination of employment or contracts for services.

Vivint maintains a comprehensive security program which employs appropriate administrative, technical, and physical safeguards, measured to ensure the security, confidentiality, and integrity of all information in our possession, in accordance with the requirements of foreign, domestic, federal, state and local laws and regulations, and applicable industry standards, including without limitation, the Payment Card Industry Standards (PCI DSS).

Vivint Gives Back

In 2021, Vivint continued to make meaningful contributions to our local communities by contributing to Vivint Gives Back, a Utah nonprofit corporation and Internal Revenue Code Section 501(c)(3) public charity. This 501(c)(3) organization’s mission aligns with Vivint’s charitable vision and values. Specifically, Vivint Gives Back:

•	Donated over $2,000,000 in 2021, which funds were raised largely through Vivint and Vivint employee contributions;

•	Facilitated over 3,700 Vivint employees volunteering 11,250 hours benefiting over 40,000 individuals;

•

Partnered with the NBA’s Utah Jazz to send one child to STEM Camp for every Utah Jazz assist – allowing 400 children to attend summer camps where 100% of the campers were from low-income households and 98% were from diverse communities; and

•	Provided 30,000 backpacks to students in need throughout 75 school districts in over 40 metropolitan regions.

Going forward, we will continue to partner with organizations that work to enhance customer experience, decrease the number of individuals facing economic barriers, and make our communities better via innovation and improvement.

Human Capital

In line with our core value to “live intelligently,” we work to engage and recognize our employees through different initiatives and platforms. We take great care to solicit employee feedback at the corporate and site levels. Led by Human Resources, the senior leaders of Vivint are united in enhancing our engagement and talent development programs for our approximately 11,000 people including our seasonal direct sales and installation force, of which most were employed in the United States.

14

The Board of Directors and Certain Governance Matters

Our commitment to Diversity & Inclusion starts with our goal of attracting, retaining, and developing a workforce that is unique in background, knowledge, skills, and experience. We place a premium on inclusion and strive to continually engage employees in ways to fully realize one of our core values of “We Win Together.” We believe this is a critical component of our strategy for attracting and retaining talent. One way we accomplish this is through Employee Resource Groups (“ERG”s), including our Vivint Pride, Vivint Veterans, Vivint Women, and Vivint EDGE (Ethnically Diverse Group of Employees) groups, as well as our Diversity Council. Our ERG programs are staffed by employees with diverse backgrounds, experiences, and characteristics who share a common interest in professional development, improving corporate culture, and delivering sustained business results. As of December 31, 2021, approximately 38% of our employee base self-identified as ethnically diverse, and approximately 19% of our employee base self-identified as female.

We also encourage every one of our team members to form deeper relationships with those around them based on mutual respect, dignity, and understanding. Notably, Vivint has taken a number of direct actions to support our diversity and inclusion initiatives including:

•	Publishing formal policies that outline ways we can educate ourselves, contribute, advocate, and engage in conversations about race and equity.

•	Providing employees with diverse resource groups that Vivint considers essential to building and maintaining a culture of diversity and inclusion.

We believe that these efforts were a driving factor in Vivint being named to Forbes list of “America’s Best Employers for Diversity” for two consecutive years, which takes into account age, gender equality, ethnicity, disability, LGBTQ+, and general diversity.

Vivint’s commitment to a diverse and inclusive community is reflected in our company’s policies. We have a strong anti-discrimination policy and consider the inclusion of all people as paramount to our long-term sustainable goals.

Business Model & Innovation

We believe our innovative, intelligently designed smart home technology and services have the ability to make each customer’s home smarter, greener, and safer, and our business model is built with that end goal in mind.

By utilizing a consultative sales approach, our people are able to educate consumers on the value and affordability of a smart home, design a customized solution for their homes that meets their individual needs, teach them how to use our platform to enhance their experience, maximize our products’ capabilities, and provide ongoing tech-enabled services to manage, monitor, and secure their home. We are committed to making the necessary investments in technology to ensure compliance with applicable laws and regulations. We have invested in technological advancements focused on our service offerings in order to increase efficiencies and add value for our customers.

To achieve a circular economy, Vivint has established mitigating controls for key aspects of our product lifecycle, including efficient product design, material sourcing, and technological enhancement. By doing so, we aim to make owning a smart home inclusive and affordable. Vivint’s reputation is one of our most important assets, and by prioritizing our stakeholders’ interests and embracing a culture that promotes innovation, we can protect and strengthen Vivint’s competitive advantage.

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The Board of Directors and Certain Governance Matters

Leadership & Governance

We are committed to excellence in corporate governance practices, including an emphasis on a culture of accountability and competitive behavior in-line with our values. Vivint is also committed to ethics and integrity. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics outline ethical principles that help each of us make the right decisions when conducting business.

We also believe that strong ESG governance supports the long-term success of Vivint. Our Board and its committees help set the tone for our Company and meet regularly to review policies, current regulations, and industry best practices. As part of Vivint’s sustainability initiatives, our Nominating and Corporate Governance Committee receives updates from management on ESG initiatives and provides updates to the Board.

Our internal risk management teams oversee compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor and mitigate risk, including cyber and ESG risks. These teams maintain rigorous testing programs and regularly provide updates to the Board. Executive management has established dedicated teams that are responsible for assessing business risk; preparing, reviewing, and testing plans to maintain business operations; establishing and implementing compliance and information security policies; and advising on implementation of security products and procedures that comply with Company policies and regulatory and legal requirements.

Awareness of information security and confidentiality is provided during the Company’s employment on-boarding processes. Annually all employees are required to take a refresher course on security awareness. Training records are maintained within the Company’s learning module. Additionally, awareness of Company policies and information security is provided through multiple communication channels such as the Company’s employee handbooks (which are reviewed on an annual basis and updated as needed), e-mail and intranet sites, and periodic information security and compliance newsletters and notifications. Training and awareness programs are reviewed and updated as the threat landscape changes, and new programs are developed as needed.

Vivint routinely engages with our shareholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our investor website: investors.vivint.com

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The Board of Directors and Certain Governance Matters

Board Committees and Meetings

The following table summarizes the membership of each of the Board’s Committees, and the number of meetings held by each committee during the year ended December 31, 2021.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

David F. D’Alessandro		Chair	X

Bruce McEvoy (1)		X

Barbara J. Comstock (2)

Jay D. Pauley (2)	X

Joseph S. Tibbetts, Jr.	Chair

Paul S. Galant	X		X

Peter F. Wallace		X	Chair

Number of meetings held in 2021:	12	2	1
(1)

On February 13, 2022, Mr. McEvoy resigned from his position as a Class III director of the Board of Directors and a member of the Compensation Committee. On February 17, 2022, the Board elected Mr. Staub to serve as a Class III director and member of the Compensation Committee.

(2)	Ms. Comstock replaced Mr. Pauley on the audit committee on April 1, 2022.

All directors are expected to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2021, the Board held 8 meetings. In 2021, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which each Director served as a member of the Board or such committee. In 2021, all of the members of our Board attended the annual meeting of stockholders.

Audit Committee

Our Audit Committee membership is as follows: Joseph S. Tibbetts, Jr., chair; Barbara J. Comstock, member; and Paul S. Galant, member.

Each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Each member of the Audit Committee meets the financial literacy requirements of the NYSE and our Board has determined that Messrs. Tibbetts and Galant qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.vivint.com under Investor Relations: Governance: Governance Documents: Audit Committee Charter, and include oversight of the following:

•	the Company’s accounting and financial reporting processes and internal control over financial reporting, as well as the audit and integrity of the Company’s financial statements;

•	the independent registered public accounting firm’s qualifications, performance and independence;

•	the performance of our internal audit function;

•	the Company’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements); and

•	risk assessment and risk management, including, but not limited to, the Company’s IT security program.

The Audit Committee also prepares the report of the committee required by the rules and regulations of the SEC to be included in our annual proxy statement. With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or other public filings in accordance with applicable rules and regulations of the SEC.

The charter of the Audit Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Audit Committee has the authority under its charter to engage independent counsel and other advisors as it deems necessary or advisable.

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The Board of Directors and Certain Governance Matters

Compensation Committee

Our Compensation Committee membership is as follows: David F. D’Alessandro, chair; Michael J. Staub, member; and Peter F. Wallace, member. Each of Messrs. D’Alessandro, Staub and Wallace has been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.vivint.com under Investor Relations: Governance: Governance Documents: Compensation Committee Charter, and include the following:

•	oversight of the Company’s compensation policies, plans and benefit programs, and overall compensation philosophy;

•	oversight of the compensation of the Company’s Chief Executive Officer and other executive officers;

•	approving and evaluating the executive officer compensation plans, policies and programs of the Company; and

•	administering the Company’s equity compensation plans.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to team members other than any Section 16 officer under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.

See “Executive Compensation—Compensation Discussion and Analysis—Compensation Determination Process” for a description of our process for determining compensation, and “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant” for a description of the role of our independent compensation consultant.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee membership is as follows: Peter F. Wallace, chair; David F. D’Alessandro, member; and Paul S. Galant, member. Each of Messrs. Wallace, D’Alessandro and Galant has been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.vivint.com under Investor Relations: Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include the following:

•	identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors;

•

reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	recommending members of the Board to serve on committees of the Board and evaluating the functions and performance of such committees;

•	reviewing and recommending to the Board corporate governance principles applicable to us;

•	overseeing the evaluation of the Board and management;

•	overseeing and approving the management continuity planning process; and

•	shaping the corporate governance of the Company.

The charter of the Nominating and Corporate Governance Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Nominating and Corporate Governance Committee has the authority under its charter to retain outside counsel or other experts as it deems necessary or advisable.

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The Board of Directors and Certain Governance Matters

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board of Directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.

Our Corporate Governance Guidelines, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee charters, and other corporate governance information are available on our website at www.vivint.com under Investor Relations: Governance: Governance Documents. Any stockholder also may request them in print, without charge, by contacting the Secretary of Vivint Smart Home, Inc., 4931 North 300 West, Provo UT 84604.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior officers. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Code of Business Conduct and Ethics may be found on our website at www.vivint.com under Investor Relations: Governance: Governance Documents: Code of Business Conduct and Ethics.

We will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program, including our IT security program. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Compensation Committee considers, and discusses with management, management’s assessment of certain risks, including whether any risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board organization, membership and structure, succession planning and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.

Anti-Hedging and Pledging Policies

The Company’s insider trading policy prohibits directors, officers, employees and agents (such as consultants and independent contractors) of the Company from pledging Company securities as collateral for loans and from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transactions designed to decrease the risks associated with holding Company securities.

2022 Proxy Statement	19

The Board of Directors and Certain Governance Matters

Compensation Committee Interlocks and Insider Participation

During 2021, our Compensation Committee was comprised of David F. D’Alessandro, Bruce McEvoy and Peter F. Wallace. No member of the Compensation Committee was at any time during fiscal year 2021, or at any other time, one of our employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our Compensation Committee. In February 2022, Mr. McEvoy resigned from his position as a Class III Director of our Board and was replaced by Michael Staub, who now serves as a Class III Director and member of our Compensation Committee.

Compensation of Directors in 2021

On August 12, 2021, a special committee of our Board of Directors (the “Special Committee”) approved an amended and restated non-employee director compensation program, effective as of July 1, 2021, under which directors (other than directors employed by Blackstone, Fortress and Summit) are entitled to receive (i) annual compensation consisting of $150,000 in cash and $120,000 in RSUs; and (ii) reimbursement, in accordance with our policy or practice, for all reasonable out-of-pocket expenses associated with attendance at board and committee meetings. The Special Committee also approved (i) payment of an additional annual fee of $150,000 to the Chairman of the Board (provided the Chairman is not an executive officer of the Company); (ii) additional annual compensation to the chairpersons of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee in the amount of $20,000, $27,500 and $12,500, respectively, in cash; (iii) additional annual compensation to members of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee in the amount of $10,000, $12,500, and $5,000, respectively, in cash; and (iv) special recognition fees in the amount of $150,000 for incremental time and efforts spent in connection with our non-employee directors’ board service over the prior year. Annual RSU grants to non-employee directors are made immediately following each annual meeting of stockholders and vest on the date of the next annual meeting of stockholders following the grant date. On June 2, 2021, Messrs. D’Alessandro, Galant and Tibbetts each were granted 8,676 RSUs and on July 13, 2021, Ms. Comstock was granted 8,737 RSUs, each of which will vest in full on June 1, 2022.

Equity Awarded to our Directors in Prior Years

In addition, in 2013, an affiliate of Mr. D’Alessandro was granted 500,000 Class B Units (“Class B Units”) in 313 Acquisition, Legacy Vivint Smart Home’s parent, which are similar to the Class B Units granted to our NEOs as described below under “Executive Compensation—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—Treatment of Equity Incentive Awards Granted in Previous Years in Connection with the Merger.” The Class B Units were initially divided into a time-vesting portion (one-third of the Class B Units granted), a 2.0x exit-vesting portion (one-third of the Class B Units granted), and a 3.0x exit-vesting portion (one-third of the Class B Units granted). The vesting terms of these units, which have a “vesting reference date” of July 18, 2013, are substantially similar to the Class B Units previously granted to our NEOs and are described under “Executive Compensation—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—313 Acquisition LLC Equity Awards Granted in Previous Years.” Subsequently, in March 2019, 313 Acquisition entered into an agreement with the affiliate of Mr. D’Alessandro which provided that the 2.0x exit-vesting portion of the Class B Units and 3.0x exit portion of the Class B Units would be further modified such that (i) the 2.0x exit-vesting portion will instead vest on the earlier to occur of (x) March 4, 2020, and (y) a change of control and (ii) the 3.0x exit-vesting portion will instead vest on the earlier to occur of (x) March 4, 2021, and (y) a change of control, subject, in each case, to Mr. D’Alessandro continuing to serve on Legacy Vivint Smart Home’s board of directors as of such date.

On September 20, 2016, each of Messrs. Galant and Tibbetts was granted an award of stock appreciation rights (“SARs”) pursuant to the Vivint Group Plan (as defined in “Executive Compensation—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—Vivint Group, Inc. Stock Appreciation Rights Granted in Previous Years”) covering 84,034 shares of common stock of Vivint Group, Inc. (“Vivint Group”) with a strike price of $1.19 per share, which became vested and exercisable on July 1, 2017. In connection with the spin-off of Vivint Wireless, Inc. from Legacy Vivint Smart Home in 2019, the strike price of the SARs held by Messrs. Galant and Tibbetts was reduced to $1.1637. Upon exercise of a vested SAR, Vivint Group was to pay the holder an amount in cash, shares of common stock of Vivint Group, shares or units of capital stock of 313 Acquisition or one of 313 Acquisition’s majority-owned subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of Vivint Group’s capital stock valued at fair market value, or any combination thereof equal to the number of shares subject to such vested SAR which are being exercised, multiplied by the excess of the fair market value of one share over the applicable strike price, and reduced by the aggregate amount of all applicable income and employment taxes required to be withheld.

20

The Board of Directors and Certain Governance Matters

In addition, on June 8, 2018, each of Messrs. Galant and Tibbetts was granted an award of 180,000 restricted stock units (“RSUs”) and on March 4, 2019, an affiliate of Mr. D’Alessandro was granted an award of 236,111 RSUs, in each case covering an equivalent number of shares of Vivint Group common stock and pursuant to the Vivint Group Plan. The RSUs granted to Messrs. Galant and Tibbetts become vested on each of the first three anniversaries of June 8, 2018. The RSUs granted to the affiliate of Mr. D’Alessandro become vested on each of the first three anniversaries of September 20, 2018. Vested RSUs will be settled as soon as reasonably practicable (and, in any event, within two and one-half months) following the earliest to occur of (x) the termination of a director’s service other than (1) a removal of such director for Cause (as defined in the Vivint Group Plan) or (2) a resignation of such director at a time when grounds exist for a removal for Cause, (y) a Change of Control (as defined in the Vivint Group Plan) and (z) the fifth anniversary of the grant date. Upon settlement of a vested RSU, Vivint Group was to pay the holder an amount equal to one share of common stock of Vivint Group in cash, shares of common stock of Vivint Group, shares or units of capital stock of 313 Acquisition or one of 313 Acquisition’s majority-owned subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of Vivint Group’s capital stock valued at fair market value or any combination thereof. Prior to an initial public offering, if a director’s service was terminated due to death or disability, such director had the right, subject to specified limitations and for a specified period following the termination date, to cause the Company to purchase on one occasion all, but not less than all, of such director’s vested RSUs, in either case, at the fair market value of such units. In addition, if the director’s service is terminated for any reason other than cause or, with respect to the RSUs granted to Messrs. Galant and Tibbetts, a restrictive covenant violation, if the director terminates his service voluntarily when grounds do not exist for a termination with cause or, with respect to Messrs. Galant and Tibbetts, if the director engages in any conduct that would be a violation of a restrictive covenant set forth in the applicable award agreement but for the fact that the conduct occurred outside the relevant periods (any such conduct a “Competitive Activity”), then the Company has the right, for a specified period following the termination of such director’s service, to purchase all of such director’s vested RSUs at fair market value.

In connection with the merger, the Class B Units, SARs and RSUs held by Messrs. D’Alessandro, Galant and Tibbetts were treated as described under “Executive Compensation—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—Treatment of Equity Incentive Awards Granted in Previous Years in Connection with the Merger.”

The following table provides information on the compensation of our non-management directors in fiscal 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

David F. D’Alessandro	351,736	119,989	471,725

Paul S. Galant	305,047	119,989	425,036

Bruce McEvoy (2)	—	—	—

Jay D. Pauley (2)	—	—	—

Todd R. Pedersen	—	—	—

Joseph S. Tibbetts, Jr.	322,547	119,989	442,536

Barbara J. Comstock	37,500	109,999	147,499
(1)

The amounts reported in this column reflect the grant date fair value of the RSUs granted to our directors in fiscal 2021, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). As of December 31, 2021, Messrs. D’Alessandro, Galant, and Tibbetts each held RSUs as follows: 8,676 RSUs that vest in-full on June 1, 2022. As of December 31, 2021, Ms. Comstock held 8,737 RSUs that vest in-full on June 1, 2022.

(2)

Employees of Blackstone and Summit did not receive any compensation from us for their service on our Board of Directors in 2021. In February 2022, Bruce McEvoy resigned from the Board and was replaced by Michael J. Staub.

2022 Proxy Statement	21

Proposal No. 2—Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2022.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of Ernst & Young LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the Company’s 2020 and 2021 financial statements, we entered into an agreement with EY which set forth the terms by which EY would perform audit services for the Company.

The following table presents fees for professional services rendered by EY for the audits of our annual financial statements for the years ended December 31, 2021 and 2020:

	2021	2020

Audit fees (1)	$3,217,120	$2,583,026

Audit-related fees (2)	—	—

Tax fees (3)	26,850	14,602

All other fees (4)	—	—

Total:	$3,243,970	$2,597,628
(1)

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings. The aggregated fees billed by EY in 2021 and 2020, respectively, were for professional services rendered for the audit of our annual financial statements included in our 2021 Form 10-K, our 2020 Form 10-K, review of the quarterly financial information included in our Exchange Act filings and review of the financial information in connection with other regulatory filings.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. We did not pay EY for consultations concerning financial accounting and reporting standards for the years ended December 31, 2021 and 2020.

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, planning and support services.
(4)	All other fees consist of fees billed for all other services. We did not pay EY for other services for the years ended December 31, 2021 and 2020.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining EY’s independence and concluded that it was.

22

Proposal No. 2—Ratification of Independent Registered Public Accounting Firm

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. As part of such procedures, the Audit Committee has delegated to its chair the authority to review and pre-approve any such services in between the Audit Committee’s regular meetings. Any such pre-approval will be presented to and ratified by the full Audit Committee at the next regularly scheduled meeting and reflected in the minutes thereof.

Your board of directors recommends that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2022.

2022 Proxy Statement	23

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Joseph S. Tibbetts, Jr., Chair

Paul S. Galant

Barbara J. Comstock

24

Proposal No. 3—Non-Binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

As described in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation programs and underlying principles, as developed and administered by the Compensation Committee, are designed to provide competitive pay opportunities within the labor markets in which we compete to support the attraction and retention of highly qualified executives while promoting our core values. Our executive compensation programs are structured to be consistent with our pay for performance philosophy and utilize performance measures that are intended to align the executive team’s incentives with the long-term interests of the Company and its stockholders.

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 29 to 50, as well as the discussion regarding the Compensation Committee on page 18.

The shares represented by your proxy will be voted “FOR” the approval of the compensation paid to our named executive officers unless you specify otherwise.

Your board of directors recommends that you vote “FOR” the approval of the compensation paid to our named executive officers.

2022 Proxy Statement	25

(1) As disclosed in Item 5.02 of the Company

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers other than Mr. Bywater, whose biographical information is presented under “Continuing Members of the Board of Directors.”

Daniel Garen Chief Ethics and Compliance Officer

Mr. Garen has served as our Chief Ethics and Compliance Officer since August 2021. Prior to joining Vivint, Mr. Garen was a Partner at DLA Piper LLP from 2020 to 2021. From 2019 to 2020, Mr. Garen was a Principal at Pivot Point Compliance Management. From 2014 to 2018, Mr. Garen was the Chief Ethics and Compliance Officer for Danaher Corporation. Mr. Garen has also held other senior compliance officer positions with Wright Medical, Siemens Corporation, Bayer Healthcare, and the American Red Cross. Mr. Garen holds a JD and LL.M. in Health Law from Loyola University and Chicago School of Law. He holds a BA in psychology from the University of Michigan. Mr. Garen is a member of the American Bar Association, the Federal Supreme Court Bar and the bar for Illinois and the District of Columbia.

Dale R. Gerard Chief Financial Officer

Mr. Gerard was named our Chief Financial Officer in March 2020. Prior to this, he served as Legacy Vivint Smart Home’s Interim Chief Financial Officer from October 2019 to January 2020 and our Interim Chief Financial Officer from January 2020 to March 2020. Prior to this, he served as Legacy Vivint Smart Home’s Senior Vice President of Finance and Treasurer from September 2014 to October 2019, Legacy Vivint Smart Home’s Vice President of Finance and Treasurer from January 2013 to September 2014, and Legacy Vivint Smart Home’s Treasurer from March 2010 to January 2013. Prior to that, Mr. Gerard served as the Assistant Treasurer and Director of Finance for American Commercial Lines Inc. from 2007 to 2010 (at the time it was publicly traded on the NASDAQ: ACLI). Prior to that, Mr. Gerard served as a Senior Financial Analyst at Wabash National Corporation (NYSE: WNC) from 2003 to 2007 and a Financial Analyst at Chemtura from 2000 to 2003. Mr. Gerard currently serves on the board of directors for M3-Bridage Acquisition II Corp. Mr. Gerard also serves as President of Vivint Gives Back. Mr. Gerard was named a Utah Business CXO of the Year in 2021. Mr. Gerard holds a B.S. in Accounting and an MBA from Purdue University.

JT Hwang (1) Chief Technology Officer

Mr. Hwang was appointed our Chief Technology Officer effective March 2020. Prior to this, he served as Legacy Vivint Smart Home’s Chief Engineering Officer from February 2017 to March 2020; Legacy Vivint Smart Home’s Chief Information Officer from June 2010 to January 2013 and from August 2014 to February 2017, and Legacy Vivint Smart Home’s Chief Technology Officer from March 2008 to June 2010 and January 2013 to August 2014. He has over 19 years of experience in the computer science field. Prior to joining Legacy Vivint Smart Home, Mr. Hwang was Chief Architect at Netezza Corporation, a global provider of data warehouse appliance solutions. He also served as Chief Architect of Hewlett-Packard’s Advanced Solutions Lab. Mr. Hwang holds a B.S. of science and a Master of Engineering, Computer Science from Massachusetts Institute of Technology.

(1)

As disclosed in Item 5.02 of the Company’s Form 8-K filed with the Securities and Exchange Commission on March 25, 2022, Mr. Hwang has notified the Company that he will be stepping down from his position on June 3, 2022.

26

Executive Officers of the Company

Patrick E. Kelliher (2) Chief Accounting Officer

Mr. Kelliher was appointed our Chief Accounting Officer in January 2020. Prior to that, Mr. Kelliher served as Legacy Vivint Smart Home’s Chief Accounting Officer from February 2014 to January 2020, and as Legacy Vivint Smart Home’s Vice President of Finance and Corporate Controller from March 2012 to February 2014. Prior to joining Legacy Vivint Smart Home, Mr. Kelliher served as Senior Director of Finance and Business Unit Controller of Adobe, Inc. from November 2009 to March 2012. Prior to Adobe, Mr. Kelliher was the Vice President of Finance and Controller for Omniture, Inc. Before that he has served in various senior finance roles at other high growth technology companies. Mr. Kelliher holds a B.S. in Accounting and Finance from Northern Illinois University and an MBA from the University of Chicago Graduate School of Business.

Garner Meads Chief Legal Officer and Secretary

Mr. Meads has served as our Chief Legal Officer and Secretary since December 2021. Prior to that, Mr. Meads served as our interim General Counsel, a position he was appointed to on July 1, 2021. Previously, Mr. Meads served as Vice President, Associate General Counsel and Assistant Secretary from January 2021 to July 2021, Associate General Counsel and Assistant Secretary from July of 2016 to January 2021. Prior to that, Mr. Meads served as Senior Corporate Counsel at Vivint Solar, Inc., which he joined in January of 2015. Meads also has prior experience as an attorney for Vinson & Elkins LLP and Sidley Austin LLP. Mr. Meads holds a B.S. from Brigham Young University and a JD from the J. Reuben Clark Law School at Brigham Young University. Mr. Meads is a member of the bar for Texas and Utah.

Todd M. Santiago Chief Revenue Officer

Mr. Santiago has served as our Chief Revenue Officer since March 2020. Prior to that, Mr. Santiago served as our Executive Vice President, General Manager or Retail from January 2020 to March 2020. Mr. Santiago previously served as Legacy Vivint Smart Home’s Executive Vice President, General Manager of Retail from November 2018 to January 2020, and as Legacy Vivint Smart Home’s Chief Revenue Officer from February 2013 to November 2018. Prior to joining Legacy Vivint Smart Home, Mr. Santiago was President of 2GIG from December 2008 to March 2013. Prior to joining 2GIG, Mr. Santiago was Partner and General Manager of Signature Academies in Boise, ID and VP and General Manager at NCH Corporation in Irving, TX. Mr. Santiago is the brother-in-law of Mr. Pedersen. Mr. Santiago holds a B.A. in English from Brigham Young University and an MBA from the Harvard Business School.

(2)

As disclosed in Item 9B of the Company’s Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 28, 2022, on February 25, 2022, Mr. Kelliher and the Company reached a mutual agreement that Mr. Kelliher would step down from his position. While the exact timing of Mr. Kelliher’s departure has not been determined, it is anticipated that Mr. Kelliher will continue in his role through some mutually agreed upon transition period.

2022 Proxy Statement	27

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

David F. D’Alessandro, Chair

Michael J. Staub

Peter F. Wallace

28

Executive Compensation

Compensation Discussion and Analysis

Introduction

Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals and ultimately create and grow our overall enterprise value.

Our named executive officers (“NEOs”) for 2021 were:

David H. Bywater Chief Executive Officer	Dale R. Gerard Chief Financial Officer	Daniel J. Garen Chief Ethics and Compliance Officer

JT Hwang Chief Technology Officer	Todd M. Santiago Chief Revenue Officer	Todd R. Pedersen former Chief Executive Officer

Shawn J. Lindquist former Chief Legal Officer and Secretary

2022 Proxy Statement	29

Executive Compensation

Leadership Changes

Mr. Pedersen stepped down from his position as our Chief Executive Officer, effective June 15, 2022. In connection with Mr. Pedersen’s stepping down we entered into a separation agreement with Mr. Pedersen on April 14, 2022. The terms of such separation agreement are described below under “Potential Payments upon Termination or Change in Control.”

Shawn J. Lindquist stepped down from his position as our Chief Legal Officer and Secretary, effective August 31, 2021. In connection with his departure we entered into separation agreement with Mr. Lindquist. The terms of such separation agreements are described under “Potential Payments upon Termination or Change in Control” below.

David H. Bywater was appointed to serve as the Company’s Chief Executive Officer, effective June 15, 2021. Mr. Bywater was also elected, effective as of June 15, 2021, to serve as a Class II director of the Company’s Board with a term expiring at the Company’s annual meeting of stockholders in 2024.

Daniel J. Garen was appointed to serve as the Company’s Chief Ethics and Compliance Officer, effective August 23, 2021.

Garner B. Meads, III, was appointed to serve as the Company’s Chief Legal Officer and Secretary, effective December 2, 2021.

Executive Compensation Objectives and Philosophy

Our primary executive compensation objectives are to:

•	attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To achieve our objectives, we deliver executive compensation through a combination of the following components:

✓	Base salary;

✓	Annual cash bonus opportunities;

✓	Long-term equity incentive compensation;

✓	Broad-based employee benefits;

✓	Supplemental executive perquisites; and

✓	Severance benefits.

Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits are designed to attract and retain senior management talent. We also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of our NEOs with the long-term interests of our stockholders and to enhance executive retention.

Over 97% in favor	Say on Pay and Say on Frequency Votes. In 2021, the Compensation Committee of our Board of Directors (the “Compensation Committee”) considered the outcome of the stockholder advisory vote on 2020 executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Our stockholders voted at our 2021 annual meeting, in a non-binding, advisory vote, on the 2020 compensation paid to our NEOs. Over 97% of the votes were cast in favor of the Company’s 2020 compensation decisions. Based on this level of support, the Compensation Committee decided that the say-on-pay vote result did not necessitate any substantive changes to our compensation program.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders can vote on the frequency of say-on-pay voting once every six years. We expect this vote to next occur at our 2026 annual meeting. Until that time, we expect to hold an advisory, non-binding say-on-pay vote on an annual basis.

30

Executive Compensation

Compensation Determination Process

In 2021, the Compensation Committee oversaw our executive compensation program.

In 2021, Messrs. Pedersen and Bywater, during their respective tenures as Chief Executive Officer of the Company, generally participated in discussions and deliberations with the Compensation Committee regarding the determinations of annual cash incentive awards for our executive officers. Specifically, they made recommendations to the Compensation Committee regarding the performance factors to be used under our annual bonus plan and the amounts of annual cash incentive awards. Messrs. Pedersen and Bywater did not participate in discussions or determinations regarding their respective individual compensation.

Role of Compensation Consultant

In 2021, the Compensation Committee engaged FW Cook & Co., Inc. (“FW Cook”) to perform an analysis of the compensation of our senior executives in comparison with industry peers and an analysis of senior executive stock ownership in comparison with industry peers. FW Cook also provided advice regarding the equity grants made to the Company’s executive officers on March 26, 2021 under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (the “Plan”). For additional details regarding these equity grants, please see “—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Grants” below. In February 2021 the Compensation Committee determined that FW Cook is independent from management and that FW Cook’s work has not raised any conflicts of interest.

Use of Competitive Data

We do not target a specific market percentile when making executive compensation decisions; however, we believe that information regarding compensation practices at similar companies is a useful tool to help maintain practices that accomplish our executive compensation objectives. In 2020, as noted above, the Compensation Committee engaged FW Cook to assist and make recommendations regarding the selection of companies to be included in the Compensation Peer Group. The constituents of the Compensation Peer Group represent companies operating in broadly similar or related industries that fall within a reasonable range with us in certain metrics, including revenue, EBITDA and total enterprise value. The companies included in the Compensation Peer Group are listed below:

Akamai Technologies, Inc.	Terminix Global Holdings, Inc.	Logitech International S.A.
Black Knight, Inc.	Angi.	Match Group, Inc.
Alarm.com	Zillow Group, Inc.	Nu Skin Enterprises, Inc.
Mandiant (fka FireEye, Inc.)	Ziff Davis (fkaJ2 Global, Inc.)	Nuance Communications Inc.
Rollins, Inc.	Pluralsight	Endurance International Group, Inc.

In 2021, in addition to the Compensation Peer Group data, the Compensation Committee reviewed proprietary technology company survey data, size-adjusted to our revenue. The identity of individual companies comprising the survey data is not available to or considered by us in the evaluation process.

In 2021, the Compensation Committee used the information from both the Compensation Peer Group and the survey data as one factor to determine whether its compensation levels are competitive, and to make any necessary adjustments to reflect executive performance and its performance. As a part of this process, FW Cook measured our target pay levels for the NEOs versus the competitive data within each compensation component and in the aggregate. In order to evaluate the retentive and alignment power of their existing ownership stakes, FW Cook also prepared an analysis of the carried interest levels of our NEOs versus executives serving in similar positions at the Compensation Peer Group.

In late 2020, the Company engaged FW Cook to review the Compensation Peer Group for 2021, which resulted in the removal of Fitbit, Inc., Garmin Ltd., IMAX Corporation and Waste Management, Inc. as well as the addition of Alarm.com, Inc., Angi Homeservices Inc., and Pluralsight, Inc. Recent M&A activity has resulted in the removal of Pluralsight and Endurance International from the peer group in 2022. Going forward, the Compensation Committee intends to continue to periodically review the Compensation Peer Group to ensure that it remains an appropriate comparator frame for evaluating our executive compensation practices.

2022 Proxy Statement	31

Executive Compensation

Employment Agreements

In 2021, we entered into employment agreements with each of Messrs. Bywater and Garen. The employment agreements with our NEOs provide the terms of the executive’s compensation, including in the event of termination, and contain restrictive covenants. A full description of the material terms of the employment agreements with our NEOs is included below under “—Narrative Disclosure to Summary Compensation Table and 2021 Grants of Plan-Based Awards—Employment Agreements.”

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program:

Base Salary

Annual base salaries compensate our executives, including our NEOs, for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation.

The Compensation Committee believes that the level of an executive’s base salary should reflect such executive’s performance, experience and breadth of responsibilities, salaries for similar positions within our industry and any other factors relevant to that particular job. The Compensation Committee, with the assistance of our Human Resources Department, also uses the experience, market knowledge and insight of its members in evaluating the competitiveness of current salary levels.

In the sole discretion of the Compensation Committee, base salaries for our executives may be periodically adjusted to take into account changes in job responsibilities or competitive pressures.

In consideration of the above, in 2021, our Board of Directors determined to increase the base salary of each of the following NEOs, as shown below:

	Base Salary prior to April 1, 2021 ($)	Base Salary Effective as of April 1, 2021 ($)

Dale R. Gerard	655,636	675,305

JT Hwang	546,434	600,000

Todd M. Santiago	655,636	675,305

Todd R. Pedersen	1,021,200	1,051,836

Shawn J. Lindquist	592,250	610,018

Pursuant to their employment agreements entered into in 2021, Mr. Bywater and Mr. Garens’ base salaries were $1,021,200 and $600,000, respectively.

The “Summary Compensation Table” shows the base salary earned by each NEO during fiscal 2021.

Bonuses

Cash bonus opportunities are available to various managers, directors and executives, including our NEOs, to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance.

Fiscal 2021 Management Bonus

In 2021, pursuant to our Incentive Compensation Plan (the “Cash Bonus Plan”), Messrs. Bywater, Gerard, Garen, Hwang and Santiago each were eligible to receive an annual cash incentive award, based on the achievement of performance objectives determined by the Compensation Committee. The target bonus amounts for each such NEO is provided in their respective employment agreements. The target bonus amount for Mr. Bywater was 100% of his base salary at the end of the performance period. For 2021, Mr. Bywater’s annual bonus was guaranteed at no less than $1,021,200, with such guaranteed portion paid in December 2021. The target bonus amount for each of Messrs. Gerard, Garen, Hwang and Santiago was 60% of their respective base salary at the end of the performance period. Mr. Lindquist was not eligible to participate in the 2021 Cash Bonus Plan; however, he received a pro-rated portion of his target bonus pursuant to his separation agreement. Payouts to our NEOs under the 2021 Cash Bonus Plan could range from 0% of target for below-threshold performance, to 50% of target for threshold performance, 100% of target for target performance, and a maximum of 200% of target for significant outperformance.

32

Executive Compensation

To ensure our NEOs are focused on and accountable for the financial and operational metrics that the Company has communicated to the Board and to investors, while also rewarding the NEOs for their individual performance under atypical circumstances, the Compensation Committee determined to base 75% of the NEOs’ bonus opportunity on financial metrics (the financial component) while retaining discretion to determine 25% of the bonus opportunity (the discretionary component). The financial component was comprised of: (1) company-wide Adjusted EBITDA (defined, with respect to 2021, as the Adjusted EBITDA which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for fiscal year 2021 or as otherwise determined by the Audit Committee of the Board)(1/3 of the total financial component); (2) Net Cash (defined, with respect to 2021, as the amount of net cash provided by or used in financing activities for fiscal year 2021, excluding any equity proceeds, taxes paid related to vesting of equity awards, return of capital or re-financing fees, or as otherwise determined by the Audit Committee of the Board)(1/3 of the total financial component); and (3) Total Subscribers (defined as the aggregate number of active smart home and security subscribers at the end of fiscal year 2021, which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for fiscal year 2021 or as otherwise determined by the Audit Committee of the Board)(1/3 of the total financial component) objectives. The actual bonus amounts to be paid to the NEOs for fiscal 2021 performance was calculated by multiplying each NEO’s bonus potential target by a weighted achievement factor based on our actual achievement relative to the company-wide performance objectives.

The following table sets forth the threshold, target and maximum performance targets for each of the operational metrics comprising the financial component, as well as the payout percentage for each category.

	Threshold	Target	Maximum

Adjusted EBITDA (weighted 1/3)	$633.5 million	$653.5 million	$693.5 million

Net Cash (weighted 1/3)	$(11.6 million)	$38.4 million	$138.4 million

Total Subscribers (weighted 1/3)	1.78 million	1.85 million	1.98 million

Payout Percentage	50%	100%	200%

To the extent that actual performance fell between the specified threshold, target and maximum performance levels set forth above, the resulting payout percentage was determined using linear interpolation.

The following table shows the actual results based on the Company’s fiscal 2021 performance, the payout percentages with respect to each metric, and the resulting weighted achievement factor associated with the financial component.

	Adjusted EBITDA	Net Cash	Total Subscribers	Financial Component Achievement Factor

Actual Performance	$669.1 million	$67.8 million	1.855 million

Payout Percentage	138%	128%	105%	123%

With respect to the discretionary component, the Compensation Committee determined that the final payout should be based on the average of the three financial component achievement factors, which resulted in 123% payout for each of our NEOs.

Actual amounts paid to our NEOs under the Cash Bonus Plan in 2021 were calculated by multiplying the NEO’s target bonus amount by a weighted achievement factor based on the Company’s performance with respect to the financial component and the payout percentage associated with NEO’s discretionary component.

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Executive Compensation

The following table illustrates the calculation of the amounts earned by each of our NEOs pursuant to the Cash Bonus Plan for performance in 2021. The amounts earned by the NEOs with respect to the financial component are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table while the amounts earned with respect to the discretionary component are disclosed in the “Bonus” column of the Summary Compensation Table.

Name	Salary ($)	Target Bonus Percentage	Target Bonus Amount ($)	Combined Achievement Factor Percentage	Bonus Paid ($)

David H. Bywater	1,021,200	100%	1,021,200	123%	1,256,076

Dale R. Gerard	675,305	60%	405,183	123%	498,375

Daniel J. Garen (1)	600,000	60%	360,000	123%	332,100

JT Hwang	600,000	60%	360,000	123%	442,800

Todd M. Santiago	675,305	60%	405,183	123%	498,375
(1)	In consideration of his partial year of service provided to the Company in 2021, Mr. Garen’s Cash Bonus was paid out at 75% of target after applying the combined achievement factor percentage.

Sign-On Bonuses and Equity Awards

From time to time, we may award sign-on bonuses in connection with the commencement of an NEO’s employment with us. Sign-on bonuses are used only when necessary to attract highly skilled individuals to the Company. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.

Mr. Bywater received a lump sum cash amount of $7,000,000 on the commencement of his employment. In connection with his commencement of employment, Mr. Bywater received a one-time equity-based stock incentive grant (the “sign-on equity grant”) consisting of a mix of time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”) (each representing the right to receive one share of our Class A common stock upon the settlement of each restricted stock unit) covering 1,077,586 shares in the aggregate. One-third of the sign-on equity grant is subject to time-based vesting and will vest in substantially equal installments on the first, second and third anniversaries of the commencement of Mr. Bywater’s employment, subject to his continued employment on the applicable vesting date. Two-thirds of the sign-on equity grant will be deemed earned based on the satisfaction of the following performance conditions:

•

50% of such performance-based award will vest if (x) the average closing price of a share of our Class A common stock over 20 consecutive trading days exceeds two times the share price on the grant date and (y) the Company’s consolidated EBITDA for any fiscal year during which the 20 consecutive trading day period begins or ends equals or exceeds the Company’s consolidated target adjusted EBITDA; and

•

50% of such performance-based award will vest if both (x) the average closing price of a share of our Class A common stock over 20 consecutive trading days exceeds three times the share price on the grant date and (y) the Company’s consolidated EBITDA for any fiscal year during which the 20 consecutive trading day period begins or ends equals or exceeds the Company’s consolidated target adjusted EBITDA.

In connection with his commencement of employment, Mr. Garen received a sign-on cash bonus in an amount equal to $300,000. In addition, Mr. Garen received a sign-on equity grant consisting of 347,826 time-vesting RSUs. The sign-on equity grant will vest in substantially equal installments on the first, second, third and fourth anniversaries of the commencement of Mr. Garen’s employment, subject to his continued employment on the applicable vesting date.

Transaction Success Bonus

Pursuant to his employment agreement, Mr. Lindquist received a transaction bonus in the amount of $1,205,516 on January 17, 2021.

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Executive Compensation

Long-Term Incentive Compensation

2021 Equity Awards

The Compensation Committee believes that the interest of executives and stockholders should be closely aligned. Accordingly, a significant portion of the total compensation of our NEOs is in the form of equity incentive awards. In 2021, in order to closely align the focus of our executives on long-term value creation as well as the achievement of specific performance goals, the Compensation Committee determined to award a mix of time-vesting RSUs and PSUs to Messrs. Pedersen, Gerard, Santiago, Lindquist and Hwang under the Company’s 2020 Omnibus Incentive Plan. These awards were approved and granted in March 2021. Messrs. Gerard, Santiago and Hwang were each awarded an additional grant of RSUs approved and granted on August 12, 2021. The Compensation Committee also determined to award a mix of time-vesting RSUs and PSUs to Mr. Bywater upon his appointment as Chief Executive Officer. These awards were approved and granted on June 17, 2021. The Compensation Committee also determined to award RSUs to Mr. Garen in connection with the commencement of employment with the Company. This award was approved in July 2021, with the grant date being the commencement of Mr. Garen’s employment on August 23, 2021.

The table below sets forth the total target value of the 2021 equity awards as well as the fair market value on the grant date of the RSUs and the target value of the PSUs, assuming the target level of performance is achieved.

Name	Total Target Value ($)	RSU Value ($)	Target PSU Value ($)

David H. Bywater	23,901,602	10,747,492	13,154,110

Dale R. Gerard	7,287,788	5,643,892	1,643,896

Daniel J. Garen	4,000,000	4,000,000	—

JT Hwang	6,781,964	5,390,980	1,390,984

Todd M. Santiago	9,034,888	7,517,441	1,517,447

Todd R. Pedersen	6,069,760	3,034,880	3,034,880

Shawn J. Lindquist	1,011,622	505,811	505,811

The RSUs granted to Mr. Bywater will vest, subject to continued employment on each applicable vesting date, with respect to 33% of the RSUs on each of the first three anniversaries of his commencement date. The RSUs granted to each of Messrs. Gerard, Garen, Hwang, Santiago Pedersen, and Lindquist will vest, subject to continued employment with or service to the Company on each applicable vesting date, with respect to 25% of the restricted stock units on each of the first four anniversaries of the grant date.

The performance period for the 2021 PSUs granted to each applicable NEO ran from January 1, 2021, through December 31, 2021 (the “performance period”). Vesting of corporate PSUs is based upon the Company’s achievement of specified performance goals during the performance period and the passage of time. The corporate PSU performance goals were based on the Company’s (1) Adjusted EBITDA (1/3 of the total award), (2) Net Cash (1/3 of the total award) and (3) Total Subscribers (1/3 of the total award) performance (each as defined above under “—Bonuses—Fiscal 2021 Management Bonus”), in each case during the performance period. The total number of 2021 PSUs that vested, or became eligible to vest upon satisfaction of the additional time-based vesting criteria (“Earned PSUs”), was based on the level of achievement of the performance goals and ranged from 0% (if below threshold performance) up to 100% (for target or above target performance).

For Messrs. Gerard, Hwang, Santiago, Pedersen and Lindquist, 25% of Earned PSUs vested on the date the Compensation Committee certified in writing the achievement of the performance goals (the “determination date”) and the remaining 75% of such Earned PSUs will vest 25% on each of the three anniversaries of the determination date, in each case, subject to continued employment with or service to the Company on the applicable vesting date.

For Mr. Bywater, 100% of Earned PSUs vested on the determination date.

Mr. Bywater was also granted market-based performance PSUs. For additional details regarding Mr. Bywater’s PSUs, please see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards—Employment Agreements—Employment Agreement with Mr. Bywater.”

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Executive Compensation

The following table sets forth the threshold, target and maximum performance targets for each of the operational metrics, as well as the payout percentage for each category.

	Threshold	Target

Adjusted EBITDA (weighted 1/3)	$640.4 million	$653.5 million

Net Cash (weighted 1/3)	$(28 million)	$38.4 million

Total Subscribers (weighted 1/3)	1.81 million	1.85 million

Payout Percentage	80%	100%

The following table shows the actual results based on the Company’s fiscal 2021 performance, the payout percentages with respect to each metric, and the resulting weighted achievement factor for the PSUs.

	Adjusted EBITDA	Net Cash	Total Subscribers	Achievement Factor

Actual Performance	$669.1 million	$67.8 million	1.855 million

Payout Percentage	100%	100%	100%	100%

Accordingly, 100% of Mr. Bywater’s applicable 2021 PSUs and 25% of each Messrs. Gerard, Hwang, Santiago, Pedersen and Lindquist’s applicable 2021 PSUs vested on the determination date and the remaining 75% of 2021 PSUs became eligible to vest with respect to 25% on each of the first three anniversaries of the determination date. All Earned PSUs are reported in the “Stock Awards—Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at 2021 Fiscal Year End” table.

Retention Awards

2020 Retention Awards. In 2020, we approved the grant of a retention award in the amount of $2.1 million to Mr. Lindquist, payable as follows: (i) $416,667.67 payable in June 2020; (ii) $833,333.33 payable in June 2021; (ii) $833,333.34 payable in June 2022, subject to continued employment and good standing with the Company or its subsidiaries through each payment date.

If Mr. Lindquist’s employment was terminated by the Company other than for Cause (as defined in his employment agreement or retention award agreement, as applicable), including due to death or disability, prior to any remaining payment date, he would have received the full remaining amount of the retention award, payable within two and one-half months following his termination date subject to his (or his estate’s, as applicable), execution and non-revocation of an effective release of claims. Mr. Lindquist received the unpaid portion of the retention bonus pursuant to his separation agreement.

Benefits and Perquisites

We provide to all of our employees, including our NEOs, employee benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

•	a 401(k) savings plan;

•	paid vacation, sick leave and holidays;

•	medical, dental, vision and life insurance coverage; and

•	employee assistance program benefits.

Currently, all participants are eligible for company matching contributions under our 401(k) savings plan. Under this matching program, we match an employee’s contributions to the 401(k) savings plan dollar-for-dollar up to 3% of such employee’s eligible earnings and $0.50 for every $1.00 for the next 2% of such employee’s eligible earnings. The maximum match available under the 401(k) plan is 4% of the employee’s eligible earnings.

At no cost to the employee, we provide an amount of basic life insurance and basic accidental death and dismemberment insurance valued at 1x times their basic annual earnings up to a maximum of $250,000 ($50,000 minimum).

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Executive Compensation

We also provide our NEOs with specified perquisites and personal benefits that are not generally available to all employees, such as use of a company vehicle, reimbursement of commuting expenses, reimbursement for health insurance premiums, enhanced employee cafeteria benefits, country club memberships, excess liability insurance premiums, alarm system fees, event tickets and use of our corporate suites at Vivint Smart Home Arena in Salt Lake City, Utah (“Vivint Arena”), mountain resort annual passes, fuel and maintenance expenses, relocation assistance and, in certain circumstances, reimbursement for personal travel and, in the case of our CEO, personal flights. In addition, as to Mr. Pedersen, perquisites have included financial advisory services. We have paid for certain security services, including personal and related security services, and certain leased facilities for the benefit of Mr. Pedersen and his family. We also reimburse our NEOs for taxes incurred in connection with certain of these perquisites.

With respect to event tickets and use of our corporate suites at Vivint Arena, such personal benefits include use by our NEOs and their guests of (i) tickets to games of the National Basketball Association team the Utah Jazz (“Jazz Games”), including in our corporate suites at Vivint Arena, that we have acquired in connection with our corporate sponsorship of Vivint Arena, (ii) other tickets to Jazz Games at Vivint Arena that are acquired for business purposes and paid for seasonally rather than individually by event, and (iii) tickets to sporting events that we have acquired in connection with our sponsorship of Brigham Young University sports teams and the Major League Soccer team Real Salt Lake. Because these tickets and corporate suites have been acquired either as part of our sponsorship agreements or on a seasonal basis for business purposes, we believe there is no incremental cost to us other than the cost of food and beverage service associated with such personal use. Accordingly, no amounts other than the allocated costs of food and beverage service associated with the NEOs’ and their guests’ attendance at such sporting events and reimbursement for taxes incurred by the NEOs related to these items are included in the compensation of our NEOs in the “Summary Compensation Table” below.

The aggregate incremental cost to the Company of these benefits and perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” and the accompanying footnote in accordance with the SEC rules.

Severance Arrangements

Our Board believes that providing severance benefits to our NEOs is critical to our long-term success, because severance benefits act as a retention device that helps secure an executive’s continued employment and dedication to the Company. Each of our NEOs have or had severance arrangements, which are or were included in their employment agreements. Mr. Pedersen was, and Mr. Bywater is eligible to receive severance benefits if his employment is/was terminated without “cause” or for “good reason” (each as defined below as defined below under “—Potential Payments upon Termination or Change in Control”). The severance payments to our NEOs are contingent upon the applicable NEO’s timely execution and non-revocation of an effective release and waiver of claims, which contains an additional agreement to the non-compete, non-solicitation and confidentiality provisions in the employment agreements. See “—Potential Payments upon Termination or Change in Control” for descriptions of these arrangements.

Mr. Lindquist was, and each of Messrs. Gerard, Garen, Hwang and Santiago is, eligible to receive severance benefits in the event of a termination of employment without “cause” (as defined below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Employment Agreements” and “—Compensation Discussion and Analysis—Compensation Elements—Bonuses—Retention Awards”) and other than by reason of death or while he was/is disabled. See “—Potential Payments upon Termination or Change in Control” for descriptions of these arrangements.

In connection with his departure from the Company in 2021, to induce him to enter into a release of claims in favor of the Company, we entered into a separation agreement with Mr. Lindquist. The terms of such separation agreement are described below under “—Potential Payments upon Termination or Change in Control.”

Mr. Pedersen stepped down from his position as our Chief Executive Officer, effective June 15, 2022. In connection with Mr. Pedersen’s stepping down from the Company in 2021 and to induce him to execute a release of claims in favor of the Company, we entered into a separation agreement with Mr. Pedersen on April 14, 2022. The terms of such separation agreement are described below under “—Potential Payments upon Termination or Change in Control.”

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Executive Compensation

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our NEOs for the years indicated.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

David H. Bywater	2021	559,562	8,079,919	24,701,362	—	176,157	100,639	33,617,640
Chief Executive Officer

Dale R. Gerard	2021	670,388	124,594	7,287,789	—	373,781	130,175	8,586,727
Chief Financial Officer	2020	635,706	509,371	12,322,043	42,054	528,115	177,543	14,214,832
	2019	422,511	488,583	—	—	167,960	114,165	1,193,219

Daniel J. Garen	2021	215,342	383,025	4,000,000	—	249,075	9,576	4,857,018
Chief Compliance Officer

JT Hwang	2021	586,609	110,700	6,781,964	—	332,100	139,392	7,950,765
Chief Technology Officer	2020	546,434	563,385	11,987,510	142,987	440,152	111,241	13,791,709

Todd M. Santiago,	2021	670,388	124,594	9,034,888	—	373,782	189,043	10,392,695
Chief Revenue Officer	2020	655,636	1,009,371	15,144,538	—	528,115	156,965	17,494,625
	2019	650,495	1,112,634	—	—	114,081	202,887	2,080,097

Todd R. Pedersen,	2021	474,084	—	26,248,085	—	—	366,000	27,088,169
Former Chief Executive Officer	2020	1,021,200	322,737	32,639,924	—	968,209	996,379	35,948,449
	2019	959,468	180,300	—	—	548,111	1,024,963	2,712,842

Shawn J. Lindquist	2021	403,769	2,038,849	8,401,649	—	—	3,262,844	14,107,111
Former Chief Legal Officer and Secretary	2020	592,250	992,352	15,054,156	142,987	477,058	192,579	17,451,382
(1)

Each of Messrs. Gerard, Hwang, Santiago, Pedersen and Lindquist’s base salaries increased in 2021. See “—Compensation Discussion and Analysis—Compensation Elements—Base Salaries” above for more information.

(2)

The amounts reported in this column for 2021 represent sign-on bonuses paid to Messrs. Bywater and Garen, transaction success bonus paid to Mr. Lindquist and retention bonus paid to Mr. Lindquist as described in “ —Compensation Discussion and Analysis—Compensation Elements—Bonuses—Retention Awards.” The amounts reported also include the payouts with respect to the discretionary component of the 2021 annual cash incentive awards described above under “ —Compensation Discussion and Analysis—Compensation Elements—Bonuses—Fiscal 2021 Management Bonus” earned by Messrs. Bywater, Gerard, Garen, Hwang, and Santiago, which were as follows: Mr. Bywater—$58,719; Mr. Gerard—$124,594; Mr. Garen—$83,025; Mr. Hwang—$110,700; and Mr. Santiago—$124,594.

(3)

The amounts reported in the “Stock Awards” column for 2021 include the aggregate grant date fair value, computed in accordance with Topic 718, of the equity awards granted to the NEOs in fiscal 2021. The fiscal 2021 equity awards consist of the time-vesting RSUs and the PSUs issued under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan and tracking units. The terms of the fiscal 2021 stock awards are summarized under “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards.” The grant date fair value of the PSUs was computed in accordance with Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achieved, the aggregate grant date fair value of the PSUs would have been: Mr. Bywater—$13,154,110; Mr. Gerard—$1,643,896; Mr. Hwang—$1,390,984; Mr. Santiago—$1,517,447; Mr. Pedersen—$7,737,196; Mr. Lindquist—$2,200,956. Amounts for Messrs. Pedersen and Lindquist also include the incremental fair values, computed in accordance with Topic 718, with respect to each of the awards modified in connection with their separations from the Company. See “—Potential Payments upon Termination or Change in Control—Separation Arrangements with Former Executive Officers” below for more information.

(4)

The amounts reported in this column for 2021 represent the payouts to our NEOs with respect to the financial component of the 2021 annual cash incentive awards described above under “—Compensation Discussion and Analysis—Compensation Elements—Bonuses—Fiscal 2021 Management Bonus.”

(5)	Amounts reported in the All Other Compensation column for fiscal 2021 reflect the following:
(a)

as to Mr. Bywater, reimbursement for health insurance premiums, excess liability insurance premiums, actual Company expenditures for use, including business use, of a Company car, smart home system fees, fuel expenses, $20,261 of expenses paid by Vivint related to personal flights in accordance with Mr. Bywater’s employment agreement, $10,998 in company matching under our 401(k) savings plan, $27,132 for use of event tickets and corporate suites and food and beverage services associated with such use (for which we incurred de minimis incremental costs), other miscellaneous personal benefits and $24,203 reimbursed for taxes with respect to perquisites;

(b)

as to Mr. Gerard, reimbursement for health insurance premiums, excess liability insurance premiums, $32,938 in actual Company expenditures for use, including business use, of a Company car, smart home system fees, fuel expenses, $11,600 in company matching under our 401(k) savings plan, use of event tickets and corporate suites and food and beverage services associated with such use (for which we incurred de minimis incremental costs), other miscellaneous personal benefits, country club membership fees and $41,318 reimbursed for taxes owed with respect to perquisites. In addition, the amounts above include $18,622 in reimbursement for expenses he incurred commuting from his former out-of-state home to the Company’s corporate headquarters in Provo, Utah;

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Executive Compensation

(c)

as to Mr. Garen, reimbursement for health insurance premiums, excess liability insurance premiums, smart home system fees, other miscellaneous personal benefits, and reimbursed for taxes owed with respect to perquisites. In addition, the amounts above include $4,960 reimbursed to Mr. Garen for expenses he incurred commuting from his home in Virginia to the Company’s corporate headquarters in Provo, Utah;

(d)

as to Mr. Hwang, reimbursement for health insurance premiums, excess liability insurance premiums, $36,098 in actual Company expenditures for use, including business use, of a Company car, smart home system fees, fuel expenses, $11,600 in company matching under our 401(k) savings plan, use of event tickets and corporate suites and food and beverage services associated with such use (for which we incurred de minimis incremental costs), other miscellaneous personal benefits and $34,525 reimbursed for taxes owed with respect to perquisites. In addition, the amounts above include $43,617 reimbursed to Mr. Hwang for expenses he incurred commuting from his home in Massachusetts to the Company’s corporate headquarters in Provo, Utah;

(e)

as to Mr. Santiago, reimbursement for health insurance premiums, excess liability insurance premiums, $42,215 in actual Company expenditures for use, including business use, of a Company car, smart home system fees, fuel expenses, $11,600 in company matching under our 401(k) savings plan, $26,122 for the use of event tickets and corporate suites and food and beverage services associated with such use (for which we incurred de minimis incremental costs), other miscellaneous personal benefits, $11,801 for country club membership fees, personal trips and $75,485 reimbursed for taxes owed with respect to perquisites.

(f)

as to Mr. Pedersen, reimbursement for health insurance premiums, excess liability insurance premiums, $58,939 in actual Company expenditures for use, including business use, of a Company car, smart home system fees, fuel expenses, $11,600 in company matching under our 401(k) savings plan, $26,942 for use of event tickets and corporate suites and food and beverage services associated with such use (for which we incurred de minimis incremental costs), other miscellaneous personal benefits, $11,876 for country club membership fees, $57,292 in reimbursements for financial advisory services provided to Mr. Pedersen, $13,817 in actual Company expenditures for personal and related security services received by Mr. Pedersen and his family, although Mr. Pedersen has repaid the Company for the expenses related to such security services, $36,750 in actual Company expenditures for personal leased facilities, and $129,329 reimbursed for taxes with respect to perquisites; and

(g)

as to Mr. Lindquist, reimbursement for health insurance premiums, excess liability insurance premiums, $22,038 in actual Company expenditures for use, including business use, of a Company car, $105,150 in benefits for purchase of a Company car, fuel expenses, $11,600 in company matching under our 401(k) savings plan, use of event tickets and corporate suites and food and beverage services associated with such use (for which we incurred de minimis incremental costs), other miscellaneous personal benefits, country club membership fees, $2,972,616 in severance payments as described under “—Potential Payments upon Termination and Change in Control—Separation Arrangements with Former Executive Officers—Mr. Lindquist”, and $121,543 reimbursed for taxes owed with respect to perquisites.

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Executive Compensation

Grants of Plan-Based Awards in 2021

The following table provides supplemental information relating to grants of plan-based awards made to our NEOs during 2021.

					Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of securities underlying options	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Approval Date	Grant Date		Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (3)

David H. Bywater				Cash Bonus Plan	127,650	765,900	1,531,800
	6/17/2021	6/17/2021		RSU							359,195		5,474,132
	6/17/2021	6/17/2021		RSU							346,021		5,273,360
	6/17/2021	6/17/2021		Market PSU				95,786	359,196	359,196			4,213,369
	6/17/2021	6/17/2021		Market PSU				95,785	359,195	359,195			3,667,381
	6/17/2021	6/17/2021		PSU				92,272	346,021	346,021			5,273,360
	6/15/2021	6/15/2021		Company Units							431,409		799,760

Dale R. Gerard				Cash Bonus Plan	50,648	303,887	607,775
	3/26/2021	3/26/2021		RSU							118,096		1,643,896
	3/26/2021	3/26/2021		PSU				31,492	118,096	118,096			1,643,896
	8/12/2021	8/12/2021		RSU							310,800		3,999,996

Daniel J. Garen				Cash Bonus Plan	45,000	270,000	540,000
	8/10/2021	8/23/2021		RSU							347,826		4,000,000

JT Hwang				Cash Bonus Plan	45,000	270,000	540,000
	3/26/2021	3/26/2021		RSU							99,927		1,390,984
	3/26/2021	3/26/2021		PSU				26,647	99,927	99,927			1,390,984
	8/12/2021	8/12/2021		RSU							310,800		3,999,996

Todd M. Santiago				Cash Bonus Plan	50,648	303,887	607,775
	3/26/2021	3/26/2021		RSU							109,012		1,517,447
	3/26/2021	3/26/2021		PSU				29,070	109,012	109,012			1,517,447
	8/12/2021	8/12/2021		RSU							466,200		5,999,994

Todd R. Pedersen	3/26/2021	3/26/2021		RSU							218,023		3,034,880
	3/26/2021	3/26/2021		PSU				58,139	218,023	218,023			3,034,880
		6/7/2021	(5)	Modified RSU							439,025		6,651,229
		6/7/2021	(5)	Modified PSU						292,683			4,434,147
		6/7/2021	(5)	Modified RSU							218,023		3,303,048
		6/7/2021	(5)	Modified PSU				58,139	218,023	218,023			3,303,048
		6/7/2021	(5)	Modified Company Units							1,682,522		2,486,852

Shawn J. Lindquist	3/26/2021	3/26/2021		RSU							36,337		505,811
	3/26/2021	3/26/2021		PSU				9,690	36,337	36,337			505,811
		8/31/2021	(5)	Modified RSU							321,037		4,661,457
		8/31/2021	(5)	Modified PSU						115,244			1,673,343
		8/31/2021	(5)	Modified RSU							36,337		527,613
		8/31/2021	(5)	Modified PSU				9,690	36,337	36,337			527,613
(1)

Reflects the possible payouts of cash incentive compensation to our NEOs under the Cash Bonus Plan. The actual amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and described in “Compensation Discussion and Analysis-Compensation Elements-Bonuses-Fiscal 2021 Management Bonuses.”

(2)	Reflects PSU grants, the terms of which are summarized under “-Compensation Discussion and Analysis-Compensation Elements-Long-Term Incentive Compensation-2021 Equity Awards.”
(3)	Reflects time-vesting RSU grants, the terms of which are summarized under “-Compensation Discussion and Analysis-Compensation Elements-Long-Term Incentive Compensation-2021 Equity Awards.”
(4)

Represents the grant date fair value or the incremental fair value, as applicable, of the equity awards computed in accordance with Topic 718 and, with respect to the PSU grants, based upon the probable outcome of the performance conditions as of the grant date.

(5)	Reflects the awards that were modified (within the meaning of Topic 718) in connection with Messrs. Pedersen and Lindquist’s respective separation from the Company.

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Executive Compensation

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Employment Agreements

Employment Agreement with Mr. Bywater

The principal terms of the employment agreement, originally dated June 6, 2021, and further amended and restated effective February 27, 2022, by and among Vivint Smart Home, Inc., and David Bywater (the “Bywater Employment Agreement”) are summarized below, except with respect to potential payments and other benefits upon specified terminations, which are summarized below under “—Potential Payments upon Termination or Change in Control.”

The Bywater Employment Agreement provides for a term ending on June 15, 2024, and extends automatically for additional one-year periods unless either party elects not to extend the term. Under the Bywater Employment Agreement, Mr. Bywater is eligible to receive a minimum base salary, specified below, and an annual bonus based on the achievement of specified financial goals as determined by us. If these goals are achieved, he may receive an annual incentive cash bonus as provided below.

The Bywater Employment Agreement provides that he is to serve as CEO and is eligible to receive a base salary originally set at $1,021,200, subject to periodic review and increase, but not decrease. Mr. Bywater is also eligible to receive a target bonus equal to the sum of (x) 100% of his annual base salary at the end of the fiscal year, if targets established by us are achieved.

The Bywater Employment Agreement provides that Mr. Bywater will be eligible to receive annual grants of equity under the Company’s long-term equity incentive plan in place from time to time (“LTI”), as determined by the Board in its sole discretion. Notwithstanding the foregoing, for each of calendar years 2021, 2022, and 2023 (each, an “Award Year”), subject to continued employment, the Company is required to grant Mr. Bywater LTI grants of a number of Shares equal to the quotient of (x) $10,000,000 divided by (y) the applicable share price on the date of grant. For each of calendar years 2021, 2022 and 2023, the LTI shall be in the form of (i) 50% restricted stock units (the “LTI RSUs”) that vest annually over three years, subject to continued employment and (ii) 50% performance stock units (assuming target performance) that vest over one year, subject to the achievement of performance metrics determined by the Board and/or Compensation Committee (such targets established in a manner consistent with other senior executives of the Company), which performance metrics shall be consistent with the performance metrics established for other senior executives of the Company and shall be established and delivered to Mr. Bywater in a manner consistent with the process for other senior executives of the Company.

In addition, Mr. Bywater received a lump sum cash amount of $7,000,000 on the commencement of his employment. In connection with his commencement of employment, Mr. Bywater also received a one-time equity-based stock incentive grant. See “ —Compensation Discussion and Analysis—Compensation Elements—Bonuses— Sign-On Bonuses and Equity Awards” above for more information about Mr. Bywater’s sign-on equity grant.

The Bywater Employment Agreement provides that, during each calendar year of employment, Mr. Bywater will be entitled to receive up to 70 hours of private aircraft use and/or commercial flights for personal use in accordance with the Company’s aircraft use policies that may be in place from time to time.

Mr. Bywater is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

The Bywater Employment Agreement also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees and customers and affiliates at all times during employment, and for 24 months after any termination of employment.

Employment Agreements with Messrs. Gerard, Santiago, and Hwang

On March 2, 2020, we entered into employment agreements with certain of our officers, including Messrs. Gerard, Santiago and Hwang, containing substantially similar terms. The principal terms of each of these agreements, are summarized below, except with respect to potential payments and other benefits upon specified terminations, which are summarized below under “—Potential Payments Upon Termination or Change in Control.”

The employment agreement with each of these NEOs provided for a term ending on March 2, 2021, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreements, each executive is or was eligible to receive a minimum base salary, and an annual bonus award with a target amount equal to a percentage of his

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Executive Compensation

base salary. Pursuant to the employment agreements, the annual base salary of each of Messrs. Gerard, Santiago and Hwang is $675,305, $675,305 and $600,000, respectively, and each of them is or was eligible to earn an annual bonus award with a target amount equal to 60% of their base salary at the end of the performance period.

Each of Messrs. Gerard, Santiago, and Hwang is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Each Messrs. Gerard, Santiago, and Hwang’s employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees and customers and affiliates at all times during employment, and for 18 months after any termination of employment.

Employment Agreement with Mr. Garen

On July 22, 2021, we entered into an employment agreement with Mr. Garen, the principal terms of which, are summarized below, except with respect to potential payments and other benefits upon specified terminations, which are summarized below under “—Potential Payments Upon Termination or Change in Control.”

The employment agreement with Mr. Garen provides for a term ending on August 23, 2022, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreements, he is eligible to receive a minimum base salary, and is eligible to earn an annual bonus award with a target amount equal to 60% of his base salary at the end of the performance period.

In addition, Mr. Garen received a lump sum cash amount of $300,000 on the commencement of his employment. Mr. Garen also received a sign-on equity grant consisting of 347,826 time-vesting RSUs. The sign-on equity grant will vest in substantially equal installments on the first, second, third, and fourth anniversaries of the commencement of Mr. Garen’s employment, subject to his continued employment on the applicable vesting date.

Mr. Garen is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Mr. Garen’s employment agreement also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees and customers and affiliates at all times during employment, and for 18 months after any termination of employment.

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Executive Compensation

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding outstanding equity awards for our NEOs as of December 31, 2021.

			Stock Awards				Option Awards

Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

David H. Bywater	6/17/2021	RSUs	—	—	346,021	3,384,085	—	—	—	—
	6/17/2021	PSUs	—	—	346,021	3,384,085	—	—	—	—
	6/17/2021	RSUs	—	—	359,195	3,512,927	—	—	—	—
	6/17/2021	Market PSUs	—	—	359,195	3,512,927	—	—	—	—
	6/17/2021	Market PSUs	—	—	359,196	3,512,937	—	—	—	—

Dale R. Gerard	1/17/2020	Rollover SARs	—	—	—	—	—	—	20.41	6/8/2028
	3/24/2020	RSUs	—	—	256,829	2,511,788	—	—	—	—
	3/24/2020	PSUs	—	—	92,195	901,667	—	—	—	—
	3/26/2021	RSUs	—	—	118,096	1,154,979	—	—	—	—
	3/26/2021	PSUs	—	—	118,096	1,154,979	—	—	—	—
	8/12/2021	RSUs	—	—	310,800	3,039,624	—	—	—	—
Daniel J. Garen	8/23/2021	RSUs	—	—	347,826	3,401,738	—	—	—	—

JT Hwang	1/17/2020	Rollover SARs	—	—	—	—	—	—	20.41	6/8/2028
	3/24/2020	RSUs	—	—	249,695	2,442,017	—	—	—	—
	3/24/2020	PSUs	—	—	89,634	876,621	—	—	—	—
	3/26/2021	RSUs	—	—	99,927	977,286	—	—	—	—
	3/26/2021	PSUs	—	—	99,927	977,286	—	—	—	—
	8/12/2021	RSUs	—	—	310,800	3,039,624	—	—	—	—

Todd M. Santiago	3/24/2020	RSUs	—	—	297,256	2,907,164	—	—	—	—
	3/24/2020	PSUs	—	—	106,708	1,043,604	—	—	—	—
	3/26/2021	RSUs	—	—	109,012	1,066,137	—	—	—	—
	3/26/2021	PSUs	—	—	109,012	1,066,137	—	—	—	—
	8/12/2021	RSUs	—	—	466,200	4,559,436	—	—	—	—

Todd R. Pedersen	6/07/2021	Modified Company Units	—	—	1,121,681	1,460,985	—	—	—	—
	6/07/2021	RSUs	—	—	657,048	6,425,929	—	—	—	—
	6/07/2021	PSUs	—	—	510,706	4,994,705

Shawn J. Lindquist	1/17/2020	Rollover SARs	—	—	—	—	—	—	20.41	6/8/2028
	8/31/2021	RSUs	—	—	357,374	3,495,118	—	—	—	—
	8/31/2021	PSUs	—	—	151,581	1,482,462	—	—	—	—
(1)

The Company Units shown in this column vest in three equal annual installments beginning on June 12, 2021, in each case, subject to employment (including services of our board) and acceleration upon a change in control of 313 Acquisition or in the case of (b) upon achievement of certain performance thresholds.

The RSUs shown in this column vest subject to continued employment on each applicable vesting date, on each of the first three or four anniversaries of the grant date or annual board meeting.

The PSUs shown in this column vest subject to continued employment on each applicable vesting date, on each of the first one, two or four anniversaries of the grant date or annual board meeting.

The Market PSUs shown in this column vest based on the satisfaction of certain market conditions, including the average closing price of our Class A common stock over 20 consecutive trading days exceeding two and three times the share price on the grant date and exceeding the Company’s consolidated target adjusted EBITDA during the same period.

(2)

The market value is based on the closing price on the NYSE of our common stock on December 31, 2021, the last trading day of 2021 ($9.78), multiplied by the number of outstanding Company Units, RSUs or PSUs, as applicable.

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Executive Compensation

Option Exercises and Stock Vested in 2021

The following table provides information regarding the equity held by our NEOs that vested during 2021. None of our NEOs exercised options or similar instruments in 2021.

	Stock Awards

Name	Number of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Company Units Vested

Todd R. Pedersen	560,841	1,077,813

David H. Bywater	431,409	799,760

Stock Vested

Dale R. Gerard	203,230	4,130,003

JT Hwang	205,862	4,206,320

Todd M. Santiago	302,114	6,324,013

Todd R. Pedersen	439,025	8,353,184

Shawn J. Lindquist	232,982	4,676,541
(1)

The value realized on vesting is based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

Pension Benefits

We have no pension benefits for our executive officers.

Nonqualified Deferred Compensation

We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our executive officers.

Potential Payments Upon Termination or Change in Control

The following section describes the potential payments and benefits that would have been payable to our NEOs under existing plans and contractual arrangements assuming (1) a termination of employment or (2) a change of control occurred, in each case, on December 31, 2021, the last business day of fiscal 2021. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include distributions of plan balances under our 401(k) savings plan and similar items.

Severance Provisions in our Employment Agreements

Messrs. Bywater, Gerard, Garen, Hwang and Santiago

Pursuant to their respective employment agreements, if the employment of Messrs. Bywater, Gerard, Garen, Hwang or Santiago terminates for any reason, the executive is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

If the employment of Messrs. Bywater, Gerard, Garen, Hwang or Santiago is terminated by us without “cause” (as defined below) (or for “good reason” (as defined below) with respect to Mr. Bywater) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), such executive is entitled to the accrued rights and, conditioned upon execution and

44

Executive Compensation

non-revocation of an effective release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which the executive was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 150% (or 200% in the case of Mr. Bywater) of the executive’s then-current base salary plus 150% (or 200% in the case of Mr. Bywater) of the actual bonus the executive received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for the executive and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (or 24 months in the case of Mr. Bywater) (the “COBRA payment”).

Under the employment agreements for Messrs. Gerard, Garen, Hwang and Santiago, “cause” means the executive’s continued failure to substantially perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

Under the employment agreements for Mr. Bywater, “cause” means the executive’s continued refusal to perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; convocation of or plea of nolo contendere to a felony charge or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

Under the employment agreements for Mr. Bywater, “good reason” generally means the occurrence of a reduction in executive’s base salary or annual target bonus; a material diminution in executive’s title, duties, authority or responsibilities; the relocation of executive’s primary office location to a location that is more than 50 miles from primary office location, in each case without Mr. Bywater’s prior written consent; or our material breach of any of the provisions of the employment agreement or any other material agreement to which Executive is party with the Company. Each of the foregoing events is subject to specified notice and cure periods.

In the event of the executive’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Treatment of Equity Awards upon a Qualifying Termination or Change in Control

Upon a termination of employment by us without “cause” (as defined in the Company’s 2020 Omnibus Incentive Plan) in the twelve (12) months following a “change in control” (“Double Trigger”) (as defined in the Company’s 2020 Omnibus Incentive Plan) each of the NEO’s unvested RSUs and PSUs would vest upon such termination of employment. Upon a termination of employment, not in connection with a change in control, all unvested RSUs and PSUs will be forfeited upon such termination of employment, except as discussed below with respect to Mr. Bywater’s sign-on equity grant and annual LTI RSU awards with respect to 2021, 2022 and 2023.

Upon a termination of Mr. Bywater’s employment by the Company without “cause” (as defined in his employment agreement), due to his death or disability or his resignation with “good reason” (as defined in his employment agreement) (each, a “Good Leaver Termination”), (1) the time-vesting RSUs awarded to Mr. Bywater as part of his sign-on equity grant will become fully vested and (2) the PSUs awarded to Mr. Bywater as part of his sign-on equity grant will become “earned shares” and vested to the extent that both (i) the average closing price of a share of our Class A common stock during the 20 consecutive trading days immediately preceding the date of termination of Mr. Bywater’s employment (the “Termination Price”) exceeds the share price on the grant date, and (ii) (x) in the event that the Company’s consolidated target adjusted EBITDA for the fiscal year in which such termination occurs has been established by the Compensation Committee as of the termination date, the Company’s consolidated adjusted EBITDA for the period from the beginning of the fiscal year in which such termination occurs through the termination date (as determined reasonably and in good faith by the Compensation Committee) equals or exceeds the Company’s consolidated target adjusted EBITDA for the period through the termination date, or (y) in the event that the Company’s consolidated target adjusted EBITDA for the fiscal year in which such termination occurs has not been established by the Compensation Committee as of the termination date, the Company’s consolidated adjusted EBITDA for the fiscal year

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Executive Compensation

to the date of termination (as determined reasonably and in good faith by the Compensation Committee) equals or exceeds the Company’s consolidated target adjusted EBITDA for such immediately preceding fiscal year applied to the fiscal year in which the termination occurs through the termination date, with the percentage of the PSUs earned (not to exceed 100%) equal to the quotient of (I) the excess of (x) the Termination Price less (y) the share price on the grant date, divided by (II) the product of (x) two-times (y) the share price on the grant date.

Further, immediately prior to a “change in control” (“Single Trigger”) (as defined in the Company’s 2020 Omnibus Incentive Plan), the PSUs awarded to Mr. Bywater as part of his sign-on equity grant will become “earned shares” and vested to the extent that the last closing price of a share of our Class A common stock immediately prior to the closing of the “change in control” (the “CIC Price”) exceeds 100% of the share price on the grant date (and without regard to the Company’s consolidated adjusted EBITDA), with the percentage of the PSUs earned (not to exceed 100%) equal to the quotient of (I) the excess of (x) the CIC Price less (y) the share price on the grant date, divided by (II) the product of (x) two -times (y) the share price on the grant date.

In addition, upon a Good Leaver Termination, any 2021, 2022 and 2023 outstanding LTI RSUs granted to Mr. Bywater will fully vest, and, for each Award Year for which Mr. Bywater’s LTI RSUs have not been granted to Mr. Bywater prior to the date of such Good Leaver Termination, Mr. Bywater will receive from the Company, on or within 30 days following the termination date, fully vested shares of our Class A common stock having an aggregate fair market value equal to the quotient of (x) $5,000,000 divided by (y) the applicable share price on the last trading date immediately prior to his termination date.

Separation Arrangements with Former Executive Officers

Mr. Lindquist

The Company and Mr. Lindquist entered into a Separation Agreement, effective August 31, 2021.

In connection with Mr. Lindquist’s departure, the Company and Mr. Lindquist entered into a Transition and Consulting Services Agreement (the “Transition Agreement”), effective as of June 17, 2021, and Mr. Lindquist entered into a Release and Waiver of Claims in favor of the Company (the “Release”) in connection therewith. Pursuant to the Transition Agreement, Mr. Lindquist is entitled to:

•

subject to execution and non-revocation of the Release and, in respect of items (ii)-(iv) listed below, continued compliance with the restrictive covenants Mr. Lindquist is subject to pursuant to the terms of his employment agreement and outstanding equity awards (collectively, the “Restrictive Covenants”), the following payments and benefits to which Mr. Lindquist is entitled pursuant to the Employment Agreement, dated as of March 2, 2020, by and between Mr. Lindquist and the Company, in connection with a termination without “Cause”:

i.	a lump sum cash severance payment equal to $243,689.79, in respect of a pro rata portion of Mr. Lindquist’s annual target bonus in respect of 2021;

ii.	a lump sum cash payment equal to $915,026.25, which is equal to 150% of Mr. Lindquist’s base salary;

iii.	a lump sum cash payment equal to $954,114.75, which is equal to 150% of Mr. Lindquist’s annual bonus for 2020; and

iv.	a lump sum cash payment equal to $26,451.90, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Lindquist and his dependents for 18 months.

In addition, the Company paid Mr. Lindquist a lump-sum cash payment equal to $833,333, which is the amount that was unpaid as of the departure date under Mr. Lindquist’s Cash Incentive Award letter agreement from the Company, dated as of March 2, 2020; $68,171, on behalf of Mr. Lindquist, in respect of the amount required to buy out Mr. Lindquist’s leased Company automobile; Mr. Lindquist shall be permitted to retain such automobile; and each of Mr. Lindquist’s outstanding grants of restricted stock units under the Company’s 2020 Omnibus Incentive Plan (the “Outstanding Awards”) will continue to vest during the Consulting Term (as defined below) according to their terms as if Mr. Lindquist remained an employee of the Company or its subsidiaries and affiliates throughout the Consulting Term; provided, however that if (x) Mr. Lindquist voluntarily terminates the Consulting Term or the Company terminates the Consulting Term for “cause” or Mr. Lindquist fails to perform the advisory services as requested by the Company or (y) Mr. Lindquist breaches the Restrictive Covenants, Mr. Lindquist will forfeit all rights with respect to the Outstanding Awards. If the Company elects to terminate the Consulting Term other than for “cause” or a breach of the Restrictive Covenants, any time-based restricted stock units that would have otherwise vested prior to the end of the Consulting Term but for such termination will immediately vest and any performance-based restricted stock units that would otherwise have been eligible to vest prior to the end of the Consulting Term but for such termination will remain eligible to vest.

46

Executive Compensation

Pursuant to the Transition Agreement, Mr. Lindquist also agreed to become an independent advisor to the Company and its subsidiaries and affiliates for a period of one year following his departure date, that is until August 31, 2022, unless terminated earlier (the “Consulting Term”), for no additional consideration other than the continued vesting of the Outstanding Awards.

Mr. Pedersen

Mr. Pedersen stepped down from his position as our Chief Executive Officer, effective June 15, 2021. On April 14, 2022, the Company entered into a Separation Agreement with Mr. Pedersen, and Mr. Pedersen entered into a Release and Waiver of Claims in favor of the Company (the “Pedersen Release”) in connection therewith.

Pursuant to the terms of the Separation Agreement and subject to the non-revocation of the Pedersen Release, Mr. Pedersen will receive the payments and benefits provided for in his employment agreement in connection with a termination without “cause” or for “good reason,” which payments and benefits are described below:

(1)	a lump sum cash payment in the amount of $341,930.81 reflecting the pro-rata portion of Mr. Pedersen’s annual target bonus in respect of 2021;

(2)	a lump sum cash payment equal to $2,103,671.62, which is equal to 200% of Mr. Pedersen’s base salary in respect of 2021;

(3)	a lump sum cash payment equal to $2,581,895.36, which is equal to 200% of Mr. Pedersen’s annual bonus for 2020; and

(4)	a lump sum cash payment equal to $35,269.00, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Pedersen and his dependents for 24 months.

Each of the payments and benefits Mr. Pedersen is entitled to receive under the Separation Agreement is subject to his compliance with the non-competition and non-solicitation covenants set forth in his employment agreement with the Company.

In addition, pursuant to the terms of the Separation Agreement, the Company paid $67,795.00 to buy out Mr. Pedersen’s leased Company automobile and will deliver to Mr. Pedersen title to that automobile.

2022 Proxy Statement	47

Executive Compensation

The following table lists the payments and benefits that would have been triggered for Messrs. Bywater, Gerard, Garen, Hwang, and Santiago under the circumstances described below assuming that the applicable triggering event occurred on December 31, 2021.

Name	Cash Severance ($) (1)	Prorated Bonus ($) (2)	Continuation of Health Benefits ($) (3)	Value of Accelerated Equity ($) (4)	Value of CEO Termination Equity ($) (5)	Total ($)

David H. Bywater

Termination Without Cause or for Good Reason	4,084,799	1,021,200	36,300	6,897,012	10,000,000	22,039,311

Change of Control (Single Trigger)	—	—	—	—	—	—

Change of Control (Double Trigger)	4,084,799	1,021,200	36,300	10,281,098	10,000,000	25,423,397

Death or Disability	—	1,021,200	36,300	6,897,012	10,000,000	17,954,512

Dale R. Gerard

Termination Without Cause	2,069,187	405,183	27,225	—	—	2,501,595

Change of Control (Double Trigger)	2,069,187	405,183	27,225	8,763,037	—	11,264,632

Death or Disability	—	405,183	—	—	—	405,183

Daniel J. Garen

Termination Without Cause	1,440,000	360,000	—	—	—	1,800,000

Change of Control (Double Trigger)	1,440,000	360,000	—	3,401,738	—	5,201,738

Death or Disability	—	360,000	—	—	—	360,000

JT Hwang

Termination Without Cause	1,780,305	360,000	27,225	—	—	2,167,530

Change of Control (Double Trigger)	1,780,305	360,000	27,225	8,312,834	—	10,480,364

Death or Disability	—	360,000	—	—	—	360,000

Todd M. Santiago

Termination Without Cause	2,069,187	405,183	27,225	—	—	2,501,595

Change of Control (Double Trigger)	2,069,187	405,183	27,225	10,642,478	—	13,144,073

Death or Disability	—	405,183	—	—	—	405,183
(1)

Mr. Bywater’s cash severance reflects a lump sum cash payment equal to the sum of (x) 200% of his base salary of $1,021,200 and (y) 200% of his annual target bonus. Messrs. Gerard, Santiago, Hwang and Garen’s cash severance reflects a lump sum cash payment equal to the sum of (x) 150% of the executive’s base salary of $675,305, $675,305, $600,000 and $600,000, respectively and (y) 150% of the executive’s respective actual annual bonus paid for the preceding fiscal year. For fiscal 2020, Messrs. Gerard, Santiago, and Hwang received an annual bonus of $704,153, $704,153 and $586,870, respectively.

(2)

For Messrs. Gerard, Santiago, Hwang and Garen the amounts reflect the executive’s target bonus for the 12 completed months of employment for the 2020 fiscal year. For Mr. Bywater, the amounts reflect the executive’s target bonus for the 2021 fiscal year.

(3)

For Mr. Bywater, the amount reflects the cost of providing the executive officer with continued health and welfare benefits for the executive and his dependents under COBRA for 24 months and assuming 2021 rates. For Messrs. Gerard, Santiago, Lindquist, Hwang and Garen, the amount reflects the cost of providing the executive officer with continued health and welfare benefits for the executive and his dependents under COBRA for 18 months and assuming 2021 rates.

(4)

Upon a qualifying termination of employment, any 2021, 2022 and 2023 outstanding LTI RSUs granted to Mr. Bywater will fully vest. Upon a qualifying termination of employment in the 12-months following a change in control, each of Messrs. Bywater’s, Gerard’s, Garen’s, Hwang’s and Santiago’s unvested RSUs and PSUs would vest upon such termination. Upon a qualifying termination of employment, the time-vesting RSUs awarded to Mr. Bywater as part of his sign-on equity grant will become fully vested and the PSUs awarded to Mr. Bywater as part of his sign-on equity grant will become “earned shares” and vested as described above under “—Treatment of Equity Awards upon a Qualifying Termination or Change in Control”. Further, immediately prior to a “change in control” (as defined in the Company’s 2020 Omnibus Incentive Plan), the PSUs awarded to Mr. Bywater as part of his sign-on equity grant will become “earned shares” and vested as described above under “—Treatment of Equity Awards upon a Qualifying Termination or Change in Control”. The value is based on the closing price on the NYSE of our common stock on December 31, 2021, the last trading day of 2021 ($9.78), multiplied by the number of outstanding RSUs or PSUs, as applicable.

(5)

Upon a qualifying termination of employment, for each Award Year for which Mr. Bywater’s LTI RSUs have not been granted to Mr. Bywater prior to the date of such termination, Mr. Bywater will receive from the Company, on or within 30 days following the termination date, fully vested shares of our Class A common stock having an aggregate fair market value equal to the quotient of (x) $5,000,000 divided by (y) the applicable share price on the last trading date immediately prior to his termination date.

48

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following reasonable estimate of the ratio of the median of the annual total compensation of all of our employees except David Bywater, our CEO, to the annual total compensation of Mr. Bywater, calculated in a manner consistent with Item 402(u). For 2021, our last completed fiscal year:

•	The median of the annual total compensation of all of our employees, excluding our CEO, was $48,024.

•	The annual total compensation of our CEO was $33,617,640.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees except our CEO was 700 to 1.

We determined that, as of December 31, 2021, our employee population consisted of approximately 11,000 employees, of which approximately 100 were non-U.S. employees all of whom were located in Canada. As permitted by Item 402(u), we excluded this non-U.S. group from our employee population for purposes of identifying our “median employee” as they comprised, in the aggregate, less than 5% of our total employees as of December 31, 2021. Also included in our total population is a group of statutory non-employees (approximately 4,600), which we have excluded for purposes of identifying “median employee” as these individuals are, by definition, non-employees and are compensated on a 1099 basis.

To identify our “median employee” from this employee population, we obtained from our payroll system of record, the total income paid in 2021 to each employee in the employee population, as reported in the 2021 pay records applicable to such employee. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. We annualized the total income amounts paid to any permanent employees in the employee population who were employed by us for less than the full fiscal year. We then calculated the median resulting income paid to all of the employees in the employee population other than our CEO to determine our median employee. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table set forth above.

As discussed earlier in this proxy statement, our CEO’s total compensation for 2021 included one-time sign-on cash and equity awards in connection with the commencement of his employment with the Company. We are providing a supplemental ratio that compares the CEO’s regular annual pay, excluding these one-time sign-on cash and equity awards, to the pay of our median employee as we believe that this supplemental ratio reflects a more representative comparison. The resulting supplemental CEO pay ratio is 238 to 1.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021, regarding our equity compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (c)

Equity compensation plans approved by security holders (1)	19,338,221	(2)	$17.65 per share	(3)	25,717,282	(4)
(1)	Includes the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan.
(2)

Total includes 57,576 shares of our Class A common stock issuable upon the exercise and/or settlement of stock appreciation rights, 9,643,666 shares of our Class A common stock issuable upon the settlement of performance-vesting restricted stock units (assuming issuance of 100% of performance stock units granted), 9,612,919 shares of our Class A common stock issuable upon the settlement of time-vesting restricted stock units and 24,060 earnout shares accrued on unvested restricted stock units and shares of restricted stock. The number of shares of our Class A common stock issuable upon the exercise and/or settlement of stock appreciation rights included in the table above is based on the closing market price of our Class A common stock on December 31, 2021, of $9.78 per share.

2022 Proxy Statement	49

Executive Compensation

(3)

The weighted average exercise price relates only to stock appreciation rights. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration.

(4)

These shares are available for grant as of December 31, 2021, under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan pursuant to which the Compensation Committee of the Board of Directors may make various stock-based awards including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based or stock-denominated awards with respect to the Company’s Class A common stock. The maximum number of shares of Class A common stock that may be granted under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan is 34,250,000 shares without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each calendar year commencing on January 1, 2021, in an amount equal to the least of (x) 17,125,000 shares of Class A common stock, (y) 7.5% of the total number of shares of Class A common stock outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of shares of Class A common stock as determined by the Board.

50

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 4, 2022:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of the Company’s common stock;

•	each named executive officer of the Company;

•	each current executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 212,561,154 shares of common stock issued and outstanding as of April 4, 2022.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock

5% Stockholders:

Blackstone (1)	100,038,849	47.1%

Fortress Mosaic Sponsor LLC and affiliates (2)	28,127,227	12.9%

Fayerweather Fund Eiger, L.P. (3)	14,129,315	6.5%

Solamere V Investment, LLC (4)	10,825,773	5.1%

Named Executive Officers and Directors:

David Bywater	465,062	*

Todd R. Pedersen (5)	15,611,286	7.3%

Dale R. Gerard	350,888	*

Todd Santiago (6)	885,332	*

Shawn Lindquist	291,908	*

JT Hwang	440,797	*

Daniel Garen	—	—

David F. D’Alessandro (7)	62,568	*

Paul S. Galant	17,865	*

Michael J. Staub (8)	—	—

Jay D. Pauley	—	—

Joseph S. Tibbetts, Jr.	17,278	*

Peter F. Wallace (8)	—	—

Barbara Comstock	8,737	*

All directors and executive officers as a group (16 individuals)	18,380,603	8.6%

2022 Proxy Statement	51

Security Ownership of Certain Beneficial Owners and Management

*	Indicates less than one percent (1%).
(1)

Based on a Schedule 13D/A filed with the Securities and Exchange Commission on February 25, 2022 by 313 Acquisition LLC and the other parties names therein and represents 90,038,849 shares held by 313 Acquisition LLC, 9,995,784 shares held by BCP Voyager Holdings LP, and 4,216 shares held by Blackstone Family Investment Partnership VI L.P. Acquisition LLC is managed by a board of managers and Blackstone Capital Partners VI L.P. (“BCP VI”), as managing member. The members of the board of managers of 313 Acquisition are Peter Wallace, Michael J. Staub, Jay D. Pauley, Todd R. Pedersen, Paul S. Galant and David F. D’Alessandro. Blackstone Management Associates VI L.L.C. is the general partner of each of BCP VI and BCP Voyager Holdings LP. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. BCP VI Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI L.P. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C and the sole member of BCP VI Side-by-Side GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group Inc. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such shares. The address of each of such Blackstone entities and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154. In addition to funds affiliated with Blackstone, principal holders of limited liability company interests in 313 Acquisition include entities affiliated with Summit Partners L.P., Todd Pedersen and Alex Dunn. The address of 313 Acquisition is 4931 North 300 West, Provo, Utah 84604.

(2)

Based on a Schedule 13D/A filed with the Securities and Exchange Commission on April 24, 2020 by Fortress Investment Group LLC and the other parties named therein, 17,357,339 shares are held by Fortress Mosaic Investor LLC, 2,631,579 shares are held by Fortress Mosaic Anchor LLC, and 5,171,642 shares are held by Fortress Mosaic Sponsor LLC (Fortress Mosaic Sponsor LLC also holds Private Warrants that entitle it to purchase 2,966,667 shares). Fortress Mosaic Holdings LLC is the sole owner of each of Fortress Mosaic Sponsor LLC, Fortress Mosaic Anchor LLC and Fortress Mosaic Investor LLC. FIG LLC controls, indirectly through investment funds managed or advised by controlled affiliates of FIG LLC, 100% of the equity interests of Fortress Mosaic Holdings LLC. Fortress Operating Entity I LP is the sole owner of FIG LLC. FIG Corp. is the general partner of Fortress Operating Entity I LP. Fortress Investment Group LLC is the sole owner of FIG Corp. The address of Fortress Mosaic Investor LLC and each of the entities listed above is 1345 Avenue of the Americas, New York, New York 10105.

(3)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2022 by Fayerweather Fund Eiger, L.P. and the other parties named therein and represents 13,500,109 shares and Private Warrants exercisable for 741,667 shares. The general partner of Fayerweather Fund Eiger, L.P. is Fayerweather Management, LLC. The managing members of Fayerweather Management, LLC are Andrew Stevenson and Howard Stevenson. Each of these individuals exercises shared voting and investment power over the shares held of record by Fayerweather Fund Eiger, L.P. The address for Fayerweather Fund Eiger, L.P. is 138 Mt. Auburn Street, Cambridge, Massachusetts 02138.

(4)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2022 by Fayerweather Fund Eiger, L.P. and the other parties named therein. Solamere V Investment, LLC is an affiliate of Solamere Capital, LLC. The address for Solamere V Investment, LLC is c/o 137 Newbury Street, 7th Floor, Boston, Massachusetts 02116.

(5)

Reflects 13,655,825 shares held by a trust for the benefit of Mr. Pedersen’s family. Mr. Pedersen disclaims beneficial ownership of the shares held in such trust. Mr. Pedersen sits on the board of managers and is a member of 313 Acquisition, but he does not have individual investment or voting control over the shares beneficially owned by 313 Acquisition.

(6)	Reflects 213,985 shares held by a trust for the benefit of Mr. Santiago’s family, of which Mr. Santiago is a trustee.
(7)	Reflects shares held by a limited liability company controlled by Mr. D’Alessandro.
(8)

Messrs. Staub and Wallace are each employees of affiliates of Blackstone and members of the board of managers of 313 Acquisition, but each disclaims beneficial ownership of shares beneficially owned by Blackstone and its affiliates. Messrs. Staub and Wallace are each employees of affiliates of the Blackstone entities described above, but each disclaims beneficial ownership of the limited liability company interests in 313 Acquisition beneficially owned by such Blackstone entities. The address for Messrs. Staub and Wallace is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

52

Delinquent Section 16(a) Reports

Section 16(a) of the 1934 Act requires the Company’s Directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of our Class A common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.

Based solely on a review of the reports filed for fiscal year 2021 and the period through the date hereof and related written representations and except as previously reported, we believe that all Section 16(a) reports were filed on a timely basis, except as follows: a late filing of a Form 4 by each of Daniel Garen and Barbara Comstock to report the award of RSUs, in connection with their appointments, in each case due to an administrative issue with EDGAR codes.

2022 Proxy Statement	53

Transactions with Related Persons

The Company has a formal written policy for the review and approval of transactions with related persons. Such policy requires, among other things, that:

•

any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of the disinterested and independent members of the Board or any committee of the Board, provided that a majority of the members of the Board or such committee, respectively, are disinterested; and

•

any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board or recommended by the compensation committee to the Board for its approval.

In connection with the review and approval or ratification of a related person transaction:

•

management must disclose to the approving body the name of the related person and the basis on which the person is a related person, the related person’s interest in the transaction, the material terms of the related person transaction, including the business purpose of the transaction, the approximate dollar value of the amount involved in the transaction, the approximate dollar value of the amount of the related person’s interest in the transaction and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management must advise the approving body as to whether the related person transaction complies with the terms of the Company’s agreements, including the agreements governing the Company’s material outstanding indebtedness, that limit or restrict the Company’s ability to enter into a related person transaction;

•

management must advise the approving body as to whether the related person transaction will be required to be disclosed in applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such statutes and related rules; and

•	management must advise the approving body as to whether the related person transaction may constitute a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the approving body, in connection with any approval of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and any exchange on which the Company’s securities are listed.

The related person transaction policy also contains a standing approval for certain transactions with or related to Blackstone, including, without limitation: (1) transactions in which Blackstone may have a direct or indirect material interest entered into or in effect at the effective time of the Merger; (2) transactions involving the Company’s securities in which Blackstone serves as an underwriter, placement agent, initial purchaser, financial advisor or in a similar capacity, and the fees and commissions received by Blackstone for such services are no greater (on a per security basis) than those received by other underwriters, placement agents, initial purchasers, financial advisors or persons performing in a similar capacity in the transaction or that would be received by an unaffiliated third party; and (3) the purchase or sale of products or services involving a Blackstone portfolio company, provided that (a) the appropriate officers of the Company reasonably believe the transaction to be on market terms and the subject products or services are of a type generally made available to other customers of the subject Blackstone portfolio company or (b) the aggregate value involved in such purchase or sale is expected to be less than $5 million over five years.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, the Company entered into a registration rights agreement with 313 Acquisition, certain stockholders of 313 Acquisition, Legacy Vivint Smart Home, Mosaic Sponsor LLC and Fortress Mosaic Sponsor LLC (collectively, the “Investors”) and certain other stockholders of Company, which provides for customary “demand” and “piggyback” registration rights for certain stockholders. The registration rights agreement became effective upon the consummation of the Merger.

54

Transactions with Related Persons

Under the registration rights agreement, the Company agreed to provide to Blackstone an unlimited number of “demand” registration rights and to provide to other Investors customary “piggyback” registration rights. The registration rights agreement also provides that the Company will pay all expenses relating to such registrations, with the exception of underwriters’, brokers’ and dealers’ discounts and commissions applicable to shares sold for the account of a registration rights holder, and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Stockholders Agreement

In connection with the execution of the Merger Agreement, Legacy Vivint Smart Home and the Company entered into a stockholders agreement (the “Stockholders Agreement”) with the Investors, which provides for certain rights, including director appointment and board observer rights, for certain stockholders. The Stockholders Agreement became effective upon the consummation of the Merger.

Under the Stockholders Agreement, the Company agreed to nominate a number of individuals designated by Blackstone for election as its directors at any meeting of its stockholders (each a “Blackstone Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Blackstone Directors serving as its directors will be equal to: (1) if the 313 Acquisition Entities together continue to beneficially own at least 50% of the shares of its Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising the Board; (2) if the 313 Acquisition Entities together continue to beneficially own at least 40% (but not more than 50%) of the shares of the Company’s Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising the Board; (3) if the 313 Acquisition Entities together continue to beneficially own at least 30% (but less than 40%) of the shares of the Company’s Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising the Board; (4) if the 313 Acquisition Entities together continue to beneficially own at least 20% (but less than 30%) of the shares of the Company’s Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising the Board; and (5) if the 313 Acquisition Entities together continue to beneficially own at least 5% (but less than 20%) of the shares of the Company’s Class A common stock entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising the Board.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by Fortress (the “Fortress Director”) to the Board so long as Fortress beneficially owns at least 50% of the shares of the Company’s Class A common stock it owns immediately following the consummation of the Merger; provided that the Fortress designee must be (A) Andrew McKnight, (B) Max Saffian or (C) another senior employee or principal of Fortress who is acceptable to a majority of the members of the Board. Additionally, so long as Fortress beneficially owns at least 50% of the shares of the Company’s Class A common stock it owns immediately following the consummation of the merger, Fortress shall have the right to appoint a representative (the “Fortress Observer”) who will have the right to attend meetings of the Board and receive information given to the Company’s directors, subject to certain customary exceptions, including to preserve confidentiality obligations or privilege. The Fortress Observer will not have any voting rights.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by the Summit Designator (as defined in the Stockholders Agreement) (the “Summit Director” and together with the Blackstone Directors and the Fortress Director, the “Sponsor Directors”) to the Board so long as the Summit Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A common stock they own immediately following the consummation of the Merger. In the case of a vacancy on the Board created by the removal or resignation of a Sponsor Director, the Company agreed to nominate an individual designated by Blackstone or Fortress, as applicable, for election to fill the vacancy.

Support and Services Agreement

In connection with the 2012 Blackstone Acquisition, a subsidiary of Legacy Vivint Smart Home entered into a support and services agreement with Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the support and services agreement, Legacy Vivint Smart Home agreed to reimburse BMP for any out-of-pocket expenses incurred by BMP and its affiliates and to indemnify BMP and its affiliates and related parties, in each case, in connection with the transactions involving Blackstone and the provision of services under the support and services agreement. In connection with the execution of the Merger Agreement, the parties to the support and services agreement entered into an amended and restated support and services agreement with BMP as described below.

2022 Proxy Statement	55

Transactions with Related Persons

In addition, under this agreement, Legacy Vivint Smart Home engaged BMP to provide, directly or indirectly, monitoring, advisory and consulting services that may be requested by Legacy Vivint Smart Home in the following areas: (1) advice regarding the structure, distribution and timing of debt and equity offerings and advice regarding relationships with its lenders and bankers, (2) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain of its key executives, (3) general advice regarding dispositions and/or acquisitions, (4) advice regarding the strategic direction of the Legacy Vivint Smart Home business and such other advice directly related or ancillary to the above advisory services as may be reasonably requested by Legacy Vivint Smart Home. Under this agreement, these services will generally be provided until the first to occur of (a) the tenth anniversary of the closing date of the 2012 Blackstone Acquisition (November 16, 2022), (b) the date of a first underwritten public offering of shares of common stock of Legacy Vivint Smart Home or its controlling holding company, as applicable, listed on the New York Stock Exchange or Nasdaq’s national market system for aggregate proceeds of at least $150 million (an “IPO”) and (c) the date upon which Blackstone owns less than 9.9% of Legacy Vivint Smart Home’s common stock or that of Legacy Vivint Smart Home’s direct or indirect controlling parent and such stock has a fair market value (as determined by Blackstone) of less than $25 million (each of the events specified in clauses (a) through (c) above, the “Exit Date”).

The monitoring fee payable for monitoring services in any fiscal year of Legacy Vivint Smart Home’s was equal to the greater of (1) a minimum base fee of $2.7 million (the “Minimum Annual Fee”), subject to adjustment as summarized below if Legacy Vivint Smart Home engages in a business combination or disposition that is “significant” (as defined in the support and services agreement) and (2) the amount of the monitoring fee paid in respect of the immediately preceding fiscal year, without regard to the post-fiscal year “true-up” adjustment described in the paragraph below (which will not yet have occurred at the time the annual monitoring fee is paid). The adjusted monitoring fee for any fiscal year of the surviving company is referred to as the “Monitoring Fee” for such fiscal year.

In the case of a significant business combination or disposition, if 1.5% of Legacy Vivint Smart Home’s pro forma consolidated EBITDA (as defined in the support and services agreement) after giving effect to the business combination or disposition exceeds (in the case of a business combination) or is less than (in the case of a disposition) the then-current Monitoring Fee, the Monitoring Fee for the year in which the significant business combination or disposition occurs will be adjusted upward or downward, respectively, by the amount of such excess or shortfall, with such adjustment prorated based on the remaining full or partial fiscal quarters remaining in Legacy Vivint Smart Home’s then-current fiscal year. Legacy Vivint Smart Home will pay upward adjustments to the Monitoring Fee promptly upon availability of the pro forma income statement prepared in respect of such business combination. Downward adjustments to the Monitoring Fee will be effected through a rebate of the fee paid to BMP in that fiscal year. Subsequently, the Minimum Annual Fee applicable to full fiscal years following any significant business combination or disposition will be equal to 1.5% of Legacy Vivint Smart Home’s pro forma consolidated EBITDA after giving effect to the business combination or disposition (subject to further adjustments for subsequent significant business combinations and dispositions). However, in all cases (including in the case of a current-year rebate described above), the Monitoring Fee will always be at least $2.7 million and in no event will a rebate for a downward adjustment result in BMP retaining a monitoring fee of less than $2.7 million for monitoring services in respect of any particular fiscal year.

In addition to the adjustments to the Minimum Annual Fee and the Monitoring Fee in connection with significant business combinations or dispositions and the related payments or rebates described above, there may be other adjustments to the Monitoring Fee based on projected consolidated EBITDA and a post-fiscal year “true-up.” If 1.5% of Legacy Vivint Smart Home’s projected consolidated EBITDA, as first presented to the company’s board by senior management during the last third of such fiscal year, is projected to exceed the amount of the monitoring fee already paid to BMP in respect of monitoring services due to be rendered during that fiscal year, Legacy Vivint Smart Home will pay BMP the amount of such excess as an upward adjustment to the Monitoring Fee within two business days of such presentation. Following the completion of each applicable fiscal year and within deadlines required by our revolving credit facility, Legacy Vivint Smart Home’s chief financial officer will certify to BMP the amount of Legacy Vivint Smart Home’s consolidated EBITDA for such fiscal year. If 1.5% of such certified consolidated EBITDA is greater than the Monitoring Fee previously paid to BMP for monitoring services rendered during that fiscal year (including the adjustment in respect of projected EBITDA described above), Legacy Vivint Smart Home will, jointly and severally, pay BMP the amount of such excess within two business days of such certification. If 1.5% of such certified consolidated EBITDA is less than the monitoring fee previously paid to BMP for services rendered during that fiscal year (including the adjustment in respect of projected consolidated EBITDA described above), the amount of such shortfall will be applied as a credit against the next payment by us of the Monitoring Fee to BMP. However, BMP will always be entitled to retain the Minimum Annual Fee as then in effect and BMP will have no obligation to rebate any amount that would result in BMP having been paid Monitoring Fees for monitoring services in an amount less than the Minimum Annual Fee applicable to the relevant fiscal year.

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Transactions with Related Persons

Amended and Restated Support and Services Agreement

In connection with the execution of the Merger Agreement, the Company and the parties to the support and services agreement entered into an amended and restated support and services agreement with BMP. The amended and restated support and services agreement became effective upon the consummation of the Merger and amended and restated the existing support and services agreement to, upon the consummation of the merger, (a) eliminate the requirement to pay a milestone payment to BMP upon the occurrence of an IPO, (b) for any fiscal year beginning after the consummation of the merger, (i) eliminate the Minimum Annual Fee and (ii) decrease the “true-up” of the annual Monitoring Fee payment to BMP to 1% of consolidated EBITDA and (c) upon the earlier of (1) the completion of Legacy Vivint Smart Home’s fiscal year ending December 31, 2021 or (2) the date upon which Blackstone owns less than 5% of the voting power of all of the shares of capital stock entitled to vote generally in the election of directors of Vivint Smart Home’s or its direct or indirect controlling parent, and such stake has a fair market value (as determined by Blackstone) of less than $25 million (the “Exit Date”), the annual Monitoring Fee payment to BMP otherwise payable in connection with the agreement will cease and no other milestone payment or other similar payment will be owed by the Company to BMP.

Under the amended and restated support and services agreement, BMP had made available to Legacy Vivint Smart Home its portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group it its sole discretion to be warranted and appropriate. BMP may, at any time, choose not to provide any such services. Such services will be provided without charge, other than for the reimbursement of related out-of-pocket expenses incurred by BMP and its affiliates.

Portfolio Operations Support and Other Services

Under the amended and restated support and services agreement, the Company and Legacy Vivint Smart Home have, through the Exit Date (or an earlier date determined by BMP), engaged BMP to arrange for Blackstone’s portfolio operations group to provide support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s private equity portfolio companies of a type and amount determined by such portfolio services group to be warranted and appropriate. Such services are provided without charge, other than for the reimbursement of out-of-pocket expenses as set forth in the amended and restated support and services agreement.

Investor Securityholders’ Agreement

In connection with the closing of the Blackstone Acquisition, 313 Acquisition and APX Group Holdings, Inc. entered into a Securityholders’ Agreement (the “Securityholders’ Agreement”) with the Investors. The Securityholders’ Agreement governs certain matters relating to ownership of 313 Acquisition and APX Group Holdings, Inc. including with respect to the election of directors of our parent companies, transfer of shares, including tag-along rights and drag-along rights, other special corporate governance provisions and registration rights (including customary indemnification provisions).

Other Transactions with Blackstone

Affiliates of Blackstone participated as initial purchasers, arrangers, or creditors of the 2027 notes and term loan facility amendment and restatement in February 2020 and again in the 2029 notes and term loan facility amendment and restatement in July 2021 and received approximately $1.3 million and $3.0 million, respectively, of fees associated with these transactions. As of December 31, 2021, affiliates of Blackstone held $201.2 million and $18.5 million in the Term Loan Facility and 2029 Notes, respectively.

Transactions with Executive Officers and their Family Members

Elliot Knox, who is Mr. Pedersen’s son-in-law, is one of the Company’s Sales Managers and received $532,075, $475,860, and $214,249 for his services to the Company for the years ended December 31, 2021, 2020, and 2019, respectively.

Michael Santiago, who is Todd Santiago’s son and Mr. Pedersen’s nephew, is one of the Company’s Sales Managers and received $183,272, $355,446, and $163,319 for his services to the Company for the years ended December 31, 2021, 2020, and 2019, respectively.

Transactions with Fortress

As of December 31, 2021, certain funds managed by affiliates of Fortress held: (i) a $119.7 million face amount position in the 2028 Term Loan Facility, and (ii) a $11.7 million face amount position in the 2027 notes.

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Stockholder Proposals for the 2023 Annual Meeting

If any stockholder wishes to propose a matter for consideration at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, Vivint Smart Home, Inc., 4900 North 300 West Provo, Utah 84604. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2023 Annual Meeting, a proposal must be received by our Secretary on or before December 15, 2022. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2023 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 Annual Meeting, such a proposal must be received on or after February 1, 2023, but not later than March 3, 2023. In the event that the date of the 2023 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.

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Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing at Vivint Smart Home, Inc., 4900 North 300 West Provo, Utah 84604 or by telephone at 801.221.6724.

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Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Garner B. Meads, III

Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.vivint.com) and click on “Financials” under the “Investor Relations” link at the bottom of our home page. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Vivint Smart Home, Inc.

4900 North 300 West

Provo, Utah 84604

Attention: Secretary

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VIVINT SMART HOME, INC. 4931 NORTH 300 WEST PROVO, UTAH 84604 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/VVNT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D82294-P66699 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VIVINT SMART HOME, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of Directors ! ! ! Nominees: 01) Paul S. Galant 02) Jay D. Pauley 03) Michael J. Staub The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. ! ! ! 3. Advisory vote to approve the compensation of our named executive officers. ! ! ! NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2021 Annual Report, which includes the Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com. In addition, a list of the stockholders entitled to vote at the Annual Meeting will be open for examination electronically by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting, and electronically during the 2022 Annual Meeting, at www.virtualshareholdermeeting.com/VVNT2022 when you enter your 16-Digit Control Number. D82295-P66699 VIVINT SMART HOME, INC. Annual Meeting of Stockholders June 1, 2022 9:00 AM, Mountain Time This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) David H. Bywater, Dale R. Gerard and Garner B. Meads, III, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Vivint Smart Home, Inc. held of record by the undersigned at the close of business on April 4, 2022 that the undersigned is/are entitled to vote if personally present at the Annual Meeting of Stockholders and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side